UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

WisdomTree Investments, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WisdomTree Investments, Inc.

245 Park Avenue, 35th Floor

New York, New York 10167

April 29, 2016

Dear Stockholder:

We are pleased to invite you to the 2016 Annual Meeting of Stockholders to be held on June 20, 2016 at 11:00 a.m. Eastern Time. This year’s Annual Meeting will be a completely virtual meeting of stockholders held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/wisdomtree16 and entering your 16-digit control number.

Similar to last year, most of our stockholders will not receive paper copies of our proxy materials and will instead receive a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials and how to vote online or by telephone. Such Notice will also provide information on how to obtain paper copies of our proxy materials if a stockholder so requests. This method expedites the receipt of your proxy materials, lowers the costs of our Annual Meeting and helps to conserve our natural resources.

Every stockholder’s vote is important, so whether or not you are planning to attend the meeting, we encourage you to vote your shares by voting (i) over the Internet, (ii) by telephone or (iii) by requesting a paper copy of the proxy materials, including a proxy card, and returning an executed proxy card.

We hope that you will join us at the Annual Meeting live webcast on June 20, 2016. I thank you for your commitment to WisdomTree and urge you to vote your shares.

Sincerely,

Jonathan Steinberg

Chief Executive Officer

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Date: Monday, June 20, 2016

Time: 11:00 a.m., Eastern Time

Place: Live Webcast at www.virtualshareholdermeeting.com/wisdomtree16

At the meeting, stockholders will be asked to:

1.	elect two Class II members of the Board of Directors, to serve until the Company’s 2019 Annual Meeting of Stockholders;

2.	ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	approve the Company’s 2016 Equity Plan; and

4.	transact any other business that may properly come before the meeting or any postponements or adjournments thereof.

The close of business on April 27, 2016 is the record date for determining stockholders entitled to vote at the Annual Meeting. A list of these stockholders will be available at WisdomTree’s headquarters, 245 Park Avenue, 35th Floor, New York, New York, for at least 10 days before the Annual Meeting or any adjournment or postponement thereof.

In accordance with the rules of the Securities and Exchange Commission, we have also sent a Notice of Internet Availability of Proxy Materials and provided access to our proxy materials over the Internet, beginning on April 29, 2016, to the holders of record and beneficial owners of our capital stock as of the close of business on the record date.

Distribution to stockholders of this proxy statement and a proxy card is scheduled to begin on or about April 29, 2016.

By order of the Board of Directors,

Peter M. Ziemba, Secretary

New York, New York

April 29, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

To Be Held on June 20, 2016.

The proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available at: http://ir.wisdomtree.com by following the link for “Financial Information.”

Proxy Statement

This proxy statement contains information about the 2016 Annual Meeting of Stockholders of WisdomTree Investments, Inc. Proxy materials or a Notice of Internet Availability of Proxy Materials will be first sent to stockholders on or about April 29, 2016.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROXY MATERIALS

Who is soliciting my vote?

The Board of Directors of WisdomTree Investments, Inc. (“WisdomTree” or the “Company”) is soliciting your vote for the 2016 Annual Meeting of Stockholders.

Who pays for the cost of soliciting proxies?

WisdomTree will pay the cost for the solicitation of proxies by the Board of Directors. Proxies may be solicited personally, by telephone, fax or email by employees of WisdomTree without any remuneration to such individuals other than their regular compensation. WisdomTree also will reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials via the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (“Notice”) to its stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

How can I obtain electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View on the Internet the Company’s proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials also are available on its investor relations website at http://ir.wisdomtree.com by following the link for “Financial Information.”

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

How do I attend the Annual Meeting and may I ask questions?

This year’s Annual Meeting will be a completely virtual meeting of stockholders held over the Internet. Please go to www.virtualshareholdermeeting.com/wisdomtree16 for instructions on how to attend and participate in the Annual Meeting. Any stockholder may attend and listen live to the webcast of the Annual Meeting over the Internet at such site. Stockholders as of the record date of the Annual Meeting may submit questions while attending the Annual Meeting over the Internet by using the 16-digit control number included in the Notice, proxy card or the voting instructions that accompanied these proxy materials.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of record. If your shares are registered directly in your name with the Company’s transfer agent (Continental Stock Transfer & Trust Company), you are considered a “stockholder of record” (or record holder) with respect to those shares, and the Notice was sent directly to you by the Company.

Beneficial owner of shares held in street name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee or nominee how to vote your shares.

How do I vote my shares?

Whether you are a “stockholder of record” or hold your shares in “street name,” you may vote by proxy prior to the polls closing without participating in the online Annual Meeting. To vote by proxy, stockholders have a choice of voting over the Internet, by telephone or by mail using a traditional proxy card. Your shares will be voted in accordance with your instructions. If you plan to attend and participate in the online Annual Meeting, the Company still encourages you to vote prior to the Annual Meeting by Internet or telephone, or by returning a proxy card following your request of printed materials. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the online Annual Meeting. You also may vote online at the Annual Meeting prior to the polls closing. You will need to enter your 16-digit control number (included in your Notice, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the Annual Meeting.

Vote by Internet Go to www.proxyvote.com. You will need your 16-digit control number included in your proxy card, voter instruction form or Notice.

Vote by Mobile Phone

If you have your proxy card, you can directly scan the QR code on the proxy card with your mobile phone or, if you have the 16-digit control number included in your proxy card, voter instruction form or Notice, you can scan the above QR code.

Vote by Phone

Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada or the number on your voter instruction form. You will need the 16-digit control number included in your proxy card, voter instruction form or Notice.

Vote by Mail Send the completed and signed proxy card or voter instruction form to the address on the proxy card or voter instruction form.

Vote at the Meeting

You can vote by attending the online Annual Meeting. You will need your 16-digit control number to vote electronically at the Annual Meeting.
To attend, go to www.virtualshareholder meeting.com/wisdomtree16

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

Proposal 1:	FOR the election of the two Class II directors set forth in this proxy statement (page 42)

Proposal 2	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (page 43)

Proposal 3:	FOR the approval of the Company’s 2016 Equity Plan (page 44)

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Secretary of WisdomTree in writing, by returning a signed proxy card with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility, or by attending the online meeting, entering your 16-digit control number and voting again electronically at the Annual Meeting.

How many votes can be cast by all stockholders?

136,454,371 shares of the Company’s common stock were outstanding on April 27, 2016 (record date for determining stockholders eligible to vote) and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

What percentage of the vote is required for a proposal to be approved?

The two nominees for election as Class II directors who receive a plurality of the votes cast for election of directors shall be elected directors (Proposal 1). A majority of votes cast is necessary for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2). A majority of votes cast is necessary for the approval of the Company’s 2016 Equity Plan (Proposal 3). If there are insufficient votes to approve Proposal 2 or Proposal 3, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

How is a quorum reached?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the online Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, bankers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by the person(s) appointed by the Company to act as inspector(s) of election for the meeting. The inspector(s) of election will count all votes “for,” “against,” “withhold” and abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Shares represented by proxies that withhold authority to vote for a nominee for election as a director will not be counted as votes “for” a director. Shares properly voted to “abstain” on a particular matter and broker non-votes are treated as having not voted on the particular matter and will therefore not affect the outcome of Proposals 1, 2 and 3.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Could other matters be decided at the Annual Meeting?

WisdomTree does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matters.

What happens if the Annual Meeting is postponed?

Your proxy may be voted at the postponed or adjourned meeting. You will be able to change your proxy until it is voted.

Will the Annual Meeting be webcast?

Yes. This year’s Annual Meeting will be a completely virtual meeting and will be webcast live at www.virtualshareholdermeeting.com/wisdomtree16.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2017 Annual Meeting?

Stockholders who wish to present proposals for inclusion in our proxy materials for our 2017 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 (“Exchange Act”) and in our by-laws. Our Secretary must receive stockholder proposals intended to be included in our proxy statement and form of proxy relating to our 2017 Annual Meeting of Stockholders made under Rule 14a-8 by December 31, 2016. It is the policy of our Nominating Committee to consider nominations for candidates to our Board of Directors that are properly submitted by our stockholders in accordance with our by-laws. Under our current by-laws, proposals of business and nominations for directors other than those to be included in our proxy materials following the procedures described in Rule 14a-8 may be made by any stockholder who was a stockholder of record at the time of the giving of notice provided for in our by-laws, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in our by-laws (i.e., notice must be timely given and contain the information required by the by-laws). To be timely, a notice with respect to the 2017 Annual Meeting of Stockholders must be delivered to our Secretary no earlier than Tuesday, February 21, 2017 and no later than Thursday, March 23, 2017, unless the date of the 2017 Annual Meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date of the 2016 Annual Meeting, in which event the by-laws provide different notice requirements. Any proposal of business or nomination should be mailed to: Peter M. Ziemba, Secretary, WisdomTree Investments, Inc., 245 Park Avenue, 35th Floor, New York, New York 10167. The Nominating Committee will evaluate candidates for the position of director recommended by stockholders in the same manner as candidates from other sources and will determine whether to interview any candidates or seek any additional information.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Peter M. Ziemba at (212) 801-2080. If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating With Non-Management Directors

The Board of Directors and the Audit Committee have adopted policies on reporting concerns regarding accounting and other matters and on communicating with the non-management directors. Any person, whether or not an employee, who has a concern about the conduct of WisdomTree, or any of its people, including with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to Mr. Frank Salerno, the chairperson of the Audit Committee, who is the designated contact for these purposes. Contact may be made by writing to him care of the Audit Committee at the Company’s offices at 245 Park Avenue, 35th Floor, New York, New York 10167, or by email at auditcommittee@wisdomtree.com. Any interested party, whether or not an employee, who wishes to communicate directly with the presiding director of the executive sessions of our non-management directors, or with our non-management directors as a group, also may contact Mr. Salerno using one of the above methods.

Where You Can Find More Information

WisdomTree files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that WisdomTree files at the SEC’s public reference room at the following location: 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-732-0330 for further information regarding the operation of the public reference room. The Company’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document WisdomTree files with the SEC on our investor relations website at http://ir.wisdomtree.com by following the link for “Financial Information.”

You should rely on the information contained in this document to vote your shares at the Annual Meeting. WisdomTree has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 29, 2016. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of WisdomTree under the Securities Act of 1933 (“Securities Act”) or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Important Notice Regarding Delivery of Stockholder Documents

In accordance with a notice sent to certain stockholders of WisdomTree common stock who share a single address, only one copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is being sent to that address unless WisdomTree has received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this proxy statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, he or she may contact WisdomTree Investments, Inc., 245 Park Avenue, 35th Floor, New York, New York 10167, Attention: Investor Relations, Tel: (212) 801-2080, and WisdomTree will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact Investor Relations using the above contact information if he or she would like to receive separate proxy statements, annual reports or Notices of Internet Availability of Proxy Materials, as applicable, in the future. If you are receiving multiple copies of our annual reports and proxy statements, you may request householding in the future by contacting Investor Relations.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board Composition

Our Board of Directors currently consists of eight members. Our certificate of incorporation and by-laws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our Board of Directors. Pursuant to our by-laws, the Board of Directors has fixed the number of directors at eight as of the date of this year’s Annual Meeting of Stockholders. In accordance with Delaware law and the Company’s certificate of incorporation and by-laws, the Board of Directors is divided into three staggered classes of directors of the same or nearly the same number. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held in 2018 for Class I directors, 2016 for Class II directors and 2017 for Class III directors. The following directors serve in Class I, II and III:

•	Class I: Anthony Bossone, Bruce Lavine and Michael Steinhardt

•	Class II: Steven Begleiter and Win Neuger

•	Class III: Frank Salerno, R. Jarrett Lilien and Jonathan Steinberg

Any directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one third of the Board of Directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change of our management or a change in control.

Our Nominating Committee and Board of Directors consider a broad range of factors relating to the qualifications and background of nominees. We have no formal policy regarding board diversity. Our Nominating Committee’s and Board of Directors’ priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

Directors

Our Board of Directors is divided into three staggered classes of directors of the same or nearly the same number. At the Annual Meeting, two individuals will be elected to serve as Class II Directors until their term expires in 2019, and until their successors are elected and qualified. During 2015, each of the nominees to the Board served as a Director.

Class II Director Nominees whose terms, if elected, will expire in 2019:

Steven Begleiter Age: 54 Director Since: February 2011 Independent Committees: Nominating	Mr. Begleiter has served as Senior Principal at Flexpoint Ford, LLC, a private equity group focused on investments in financial services and healthcare, since October 2008. Prior to joining Flexpoint Ford, Mr. Begleiter spent 24 years at Bear, Stearns & Co. Inc., serving first as an investment banker in the Financial Institutions Group and then as Senior Managing Director and member of its Management and Compensation Committee from 2002 to September 2008. Mr. Begleiter also served as head of Bear, Stearns’ Corporate Strategy Group. Mr. Begleiter has been a director of Great Ajax Corp. (NYSE: AJX), a mortgage REIT, since June 2014, and a director of MarketAxess Holdings Inc. (Nasdaq: MKTX), the operator of a leading electronic trading platform for fixed-income securities, and the provider of market data and post-trade services for the global fixed-income markets, since April 2012. Mr. Begleiter received his B.A. in Economics with honors from Haverford College. We believe Mr. Begleiter’s qualifications to serve on the Board of Directors include his many years of experience in leadership positions in the financial services industry as well as his private equity experience. The Board also benefits from his extensive industry knowledge and perspectives on capital formation.

Win Neuger Age: 66 Director Since: July 2013 Independent Committees: Compensation, Nominating	Mr. Neuger is an independent investor and consultant. From July 2014 until June 2015, he served as Chairman of EcoAlpha Asset Management LLC, a private investment management company focused on investing in companies providing solutions to the global problems of burdened resources. From March 2012 until January 2013, Mr. Neuger served as Vice Chairman of the Board of Directors of PineBridge Investments, an independent asset manager offering investment opportunities in emerging and developed markets, and from March 2010 to March 2012, he served as its Chief Executive Officer and Chair of the Executive Committee. From December 2008 to March 2010, Mr. Neuger served as Executive Vice President of American International Group (“AIG”), an international insurance organization serving commercial, institutional and individual customers, as well as Chairman and Chief Executive Officer of AIG Investments, AIG’s asset management company. Prior to January 2009, Mr. Neuger served as Executive Vice President and Chief Investment Officer of AIG as well as Chairman and Chief Executive Officer of AIG Investments. Prior to AIG, Mr. Neuger served as both Managing Director, Fixed Income and, subsequently, as Managing Director, Global Equities at Bankers Trust Company. Before Bankers Trust, Mr. Neuger was Chief Investment Officer at Western Asset Management. Mr. Neuger also served as Head of Fixed Income at Northwestern National Bank. Mr. Neuger previously served on our Board of Directors from January 2007 to December 2009. He currently serves as Chairman of the Board of Directors of Neuger Communications Group, a private strategic marketing communications and public relations firm. Mr. Neuger received his A.B. from Dartmouth College and an M.B.A. from the Amos Tuck Graduate School of Business. We believe that Mr. Neuger’s qualifications to serve on the Board of Directors include his prior service on our Board of Directors and familiarity with our business model and his years of experience in management positions in the asset management industry.

Class I Directors whose terms expire in 2018:

Anthony Bossone Age: 45 Director Since: January 2009 Independent Committees: Audit	Mr. Bossone has been the Chief Financial Officer of Atlantic-Pacific Capital, Inc., a broker-dealer and global placement agent dedicated to raising capital for alternative investment funds, since 2003. From 2001 to 2003, Mr. Bossone was the Assistant Controller at SAC Capital Advisors, LLC, a hedge fund advisory firm, and from 1999 until 2001, Mr. Bossone served as an equity trader at Schonfeld Securities, LLC, a securities trading firm. Mr. Bossone began his career at PricewaterhouseCoopers LLP in 1993 where he was an audit manager until 1999. Mr. Bossone received his B.S. in Business and Economics with highest honors from Lehigh University and is a Certified Public Accountant. We believe Mr. Bossone’s qualifications to serve on the Board of Directors include his financial and accounting expertise. The Board also benefits from his experience as an equity trader.

Bruce Lavine Age: 49 Director Since: January 2007	Mr. Lavine has served as Chief Executive Officer of 55 Capital Partners LLC, an asset management firm that implements sophisticated institutional portfolio management strategies with ETFs for a variety of different client types, since February 2016. From August 2012 to February 2016, he served as our Vice Chairman (non-executive), and from May 2006 until August 2012 as our President and Chief Operating Officer. From 1998 to 2006, he was employed by Barclays Global Investors, an asset management firm, in the following positions: from 1998 to 1999, he served as Director, Financial Planning, Global Finance; from 1999 to 2003, he served as Chief Financial Officer, Director of New Product Development, U.S. iShares and Individual Investor Business; and from 2003 to May 2006 he served as Head of iShares Exchange Traded Funds, Europe. From 1995 to 1998, Mr. Lavine served as the Manager of Business Planning at Sequel, Inc., a computer hardware services company. From 1991 to 1994, Mr. Lavine was employed by Bristol-Myers Squibb Company, a pharmaceutical company, first as a financial associate and then as a senior treasury analyst. Mr. Lavine received a B.S. with distinction in Commerce and an M.B.A. in Finance from the University of Virginia. Mr. Lavine is a Chartered Financial Analyst. We believe Mr. Lavine’s qualifications to serve on the Board of Directors include his many years of experience in senior management positions in the ETF industry and extensive knowledge of our business.

Michael Steinhardt Age: 75 Director Since: November 2004 Independent Committees: Nominating	Mr. Steinhardt has served as our non-executive Chairman of the Board since November 2004. From 1967 through 1995, Mr. Steinhardt served as Senior Managing Partner of Steinhardt Partners, L.P., a private investment company, and related investment entities. In 1995, Mr. Steinhardt closed Steinhardt Partners and eliminated his involvement in managing client assets. He founded and now serves as President of Steinhardt Management Co., Inc., which currently manages his family office. Mr. Steinhardt currently devotes most of his time and financial resources to Jewish philanthropic causes, directed through The Steinhardt Foundation for Jewish Life for which he serves as Chairman. Mr. Steinhardt is the co-founder of Birthright Israel and is a major supporter. He also serves as Co-Chair of the Areivim Philanthropic Group. He also serves on the Board of Trustees of New York University and the Steinhardt Foundation. Mr. Steinhardt received his B.S. in Economics from The Wharton School of Business of the University of Pennsylvania. We believe Mr. Steinhardt’s qualifications to serve on the Board of Directors include his extensive years of experience as a founder of a private investment management company. The Board also benefits from his perspective and knowledge of financial markets as well as his strategic vision.

Class III Directors whose terms expire in 2017:

R. Jarrett Lilien Age: 54 Director Since: November 2008 Independent Committees: Audit, Compensation, Nominating	Mr. Lilien is the Managing Partner of Bendigo Partners, LLC, which he founded in 2008. Bendigo Partners engages in venture capital investing and advisory services within the financial services industry. Bendigo’s investment model is for one or more of its partners to be employed within its investments. From 2003 to 2008, Mr. Lilien served as President and Chief Operating Officer of E*TRADE Financial Corporation. In this role, he was responsible for the tactical execution of all of E*TRADE’s global business strategies. Previously, he served as the President and Chief Brokerage Officer at E*TRADE Securities. In this capacity, Mr. Lilien reorganized the business, adding new product lines and providing innovative brokerage capabilities to its retail, institutional, and corporate clients around the world. With experience in more than 40 global markets, he was instrumental in developing a flexible infrastructure for E*TRADE’s brokerage units designed to provide retail and institutional clients with seamless execution, clearing, and settlement. Prior to joining E*TRADE, Mr. Lilien spent 10 years as Chief Executive Officer at TIR (Holdings) Limited, a global institutional broker, which E*TRADE acquired in 1999. Mr. Lilien currently serves as President of the Jazz Foundation of America, is on the Board of Directors of Barton Mines Corporation, the Baryshnikov Arts Center and Tradier, Inc., and is on the Advisory Board of WFUV FM Radio. In April 2015, he joined the Board of Directors of ITG (NYSE: ITG), an independent execution broker and research provider, and served as interim CEO from August 2015 until January 2016. Mr. Lilien received his B.A. in Economics from the University of Vermont. We believe Mr. Lilien’s qualifications to serve on the Board of Directors include his experience in founding and building financial services companies. The Board also benefits from his extensive leadership experience and his ability to provide strategic guidance.

Frank Salerno Age: 56 Director Since: July 2005 Lead Independent Director Committees: Audit, Compensation	Mr. Salerno was Managing Director and Chief Operating Officer of Merrill Lynch Investment Advisors – Americas Institutional Division, an investment advisory company, from July 1999 until his retirement in February 2004. Before joining Merrill Lynch, Mr. Salerno spent 18 years with Bankers Trust Company in various positions. In 1990, he assumed responsibility for Bankers Trust’s domestic index management business and in 1995 he became Chief Investment Officer for its Structured Investment Management Group. Mr. Salerno received a B.S. in Economics from Syracuse University and an M.B.A. in Finance from New York University. Mr. Salerno served as a director and member of the audit committee and conflicts committee of K-Sea Transportation Partners, L.P., formerly a NYSE-listed company, from 2004 until its acquisition in 2011. We believe Mr. Salerno’s qualifications to serve on the Board of Directors include his extensive years in senior management positions at large asset management firms as well as his service on the board of directors of another public company. The Board also benefits from his strategic insights on the asset management industry.

Jonathan Steinberg Age: 51 Director Since: October 1988	Mr. Steinberg founded our Company and has served as our Chief Executive Officer since October 1988 and since August 2012, he has also served as our President. He has been a member of our Board of Directors since October 1988, serving as Chairman of the Board of Directors from October 1988 to November 2004. He also served as Editor-in-Chief of Individual Investor and Ticker, two magazines formerly published by our Company. Mr. Steinberg, together with Mr. Siracusano, was responsible for the creation and development of our proprietary index methodology. Prior to founding WisdomTree, Mr. Steinberg was employed as an analyst in the Mergers and Acquisitions Department of Bear, Stearns & Co. Inc., an investment banking firm, from 1986 to 1988. Mr. Steinberg is the author of Midas Investing, published by Times Books, a division of Random House, Inc. He attended The Wharton School of Business at the University of Pennsylvania. We believe Mr. Steinberg’s qualifications to serve on the Board of Directors include his extensive knowledge of our business, his experience in founding and developing our fundamentally weighted index methodology, as well as his corporate and strategic vision, which provide strategic guidance to the Board. As our Chief Executive Officer and President, Mr. Steinberg provides essential insight and guidance to the Board from a management perspective.

Executive Officers

Gregory Barton has served as our Executive Vice President – Operations and Chief Operating Officer since October 2012. Before joining our Company, Mr. Barton served as Executive Vice President Business and Legal Affairs, General Counsel and Secretary of TheStreet, Inc., a financial media company, from June 2009 to July 2012, following his service as General Counsel and Secretary of Martha Stewart Living Omnimedia, Inc., a media and merchandising company, from October 2007 to August 2008. From October 2004 to October 2007, Mr. Barton served as Executive Vice President, Licensing and Legal Affairs, General Counsel and Secretary, and from November 2002 to October 2004, as Executive Vice President, General Counsel and Secretary, of Ziff Davis Media Inc., a technology media company. Preceding Ziff Davis, Mr. Barton served in a variety of positions at WisdomTree (then known as Individual Investor Group, Inc.) from August 1998 to November 2002, including President, Chief Financial Officer and General Counsel; and prior to that served from September 1996 to August 1998 as Vice President, Corporate and Legal Affairs, and General Counsel, and from May 1995 to September 1996 as General Counsel, of Alliance Semiconductor Corporation, an integrated circuit company. Mr. Barton was previously an attorney at the law firm of Gibson, Dunn & Crutcher LLP. From June 2006 through October 2012, Mr. Barton served as an Independent Trustee and Chairman of the Audit Committee for the WisdomTree Trust. Mr. Barton received a B.A. degree, summa cum laude, from Claremont McKenna College and a J.D. degree, magna cum laude, from Harvard Law School. Mr. Barton is 54 years old.

Amit Muni has served as our Executive Vice President – Finance and Chief Financial Officer since March 2008. Prior to joining our Company, Mr. Muni served as Controller and Chief Accounting Officer of International Securities Exchange Holdings, Inc., an electronic options exchange, from 2003 until March 2008. Mr. Muni was Vice President, Finance, of Instinet Group Incorporated, an electronic agency broker-dealer, from 2000 to 2003. From 1996 until 2000, Mr. Muni was employed as a Manager of the Financial Services Industry Practice of PricewaterhouseCoopers LLP, an accounting firm. From 1991 until 1996, Mr. Muni was an accountant and a senior auditor for National Securities Clearing Corporation, a firm that provides centralized clearing, information and settlement services to the financial industry. Mr. Muni received a B.B.A. in Accounting from Pace University and is a Certified Public Accountant. Mr. Muni is 47 years old.

Luciano Siracusano, III has served as our Executive Vice President – Chief Investment Strategist since March 2011. From October 2008 to May 2015, while serving as our Chief Investment Strategist, Mr. Siracusano also led our sales team as Director of Sales and Head of Sales. Prior to serving in those positions, Mr. Siracusano served as our Director of Research from 2001 until October 2008, and as a research analyst and editor of our various media publications from 1999 until 2001. Mr. Siracusano, together with Mr. Steinberg, was responsible for the creation and development of our fundamentally weighted index methodology. Prior to joining our Company in 1999, Mr. Siracusano was an Equity Analyst at Value Line, Inc., an investment research firm, from 1998 to 1999. Preceding his career in finance, Mr. Siracusano served as Special Assistant to HUD Secretary Henry Cisneros and as a Special Assistant to New York Governor Mario Cuomo. Mr. Siracusano received his B.A. in Political Science from Columbia University. Mr. Siracusano is 50 years old.

Peter M. Ziemba has served as our Executive Vice President – Business and Legal Affairs since January 2008 and Chief Legal Officer since March 2011. From April 2007 to March 2011, Mr. Ziemba served as our General Counsel. Prior to joining our Company, Mr. Ziemba was a partner in the Corporate and Securities department of Graubard Miller, which served as our primary corporate counsel, from 1991 to 2007, and was employed at that firm beginning in 1982. Mr. Ziemba received his B.A. in History with university honors from Binghamton University and his J.D., cum laude, from Benjamin N. Cardozo School of Law. Mr. Ziemba served as a director of our Company from 1996 to 2003. Mr. Ziemba is 58 years old.

Kurt MacAlpine has served as our Executive Vice President – Head of Global Distribution and Chief Distribution Officer since July 2015. Prior to joining the Company, Mr. MacAlpine was employed at McKinsey & Company between May 2006 and June 2015 in a variety of consulting roles. He was elected as a Partner of McKinsey & Company in April 2013 and was the Leader of the North American Asset Management Practice. While at McKinsey & Company, Mr. MacAlpine managed global consulting teams in the asset management and wealth management industries on topics related to distribution, marketing, product development, international expansion, strategy and M&A. He has extensive experience working with domestic and foreign firms in North America, Asia and Europe. Mr. MacAlpine is from Canada originally and received his M.B.A. from Queen’s University in Kingston, Ontario and his Bachelor of Commerce from Saint Mary’s University in Halifax, Nova Scotia. Mr. MacAlpine is 34 years old.

Jonathan Steinberg, our President and Chief Executive Officer, is also an executive officer of the Company, and his biographical information is set forth above in the description of our Directors.

Board Meetings

During 2015, the Board of Directors held seven meetings and acted by unanimous written consent on one occasion. Each director attended at least 75% of all board of directors and applicable committee meetings. Our policy is for all of our directors to attend our annual meeting of stockholders. All eight of our directors attended our 2015 Annual Meeting of Stockholders.

Board Independence

NASDAQ rules require listed companies to have a board of directors with at least a majority of independent directors. Our Board of Directors has determined that six of our eight directors are independent under the listing standards of the NASDAQ Stock Market. The members determined to be independent are Messrs. Begleiter, Bossone, Lilien, Neuger, Salerno and Steinhardt.

Lead Independent Director

In 2008, our Board of Directors determined that it would be good corporate practice to designate one of our independent directors as Lead Independent Director. Mr. Salerno has held this designation since the position was established. The duties of our Lead Independent Director are as follows:

•	serve as the intra-meeting liaison between our Board of Directors and management, and among the independent directors;

•	serve as an ex-officio, non-voting member of each standing committee (of which he is not a member) of our Board of Directors;

•	ensure that appropriate reports and information are circulated to the independent directors on a timely basis by management and others;

•	lead our Board of Directors in the process of periodic reviews of the performance of the Chief Executive Officer, as well as in discussions regarding the Chief Executive Officer’s reports on senior management performance and management succession issues and plans;

•	chair meetings of the independent directors if the chairman is not present; and

•	perform such other appropriate duties as the independent directors shall assign to him from time to time.

Board Leadership Structure

At present, the Board of Directors has chosen to separate the roles of chairman of the Board of Directors and chief executive officer. Jonathan Steinberg is our President and Chief Executive Officer and Michael Steinhardt is our non-executive Chairman of the Board of Directors. We believe that separating these positions is optimal for WisdomTree at this time because it allows Mr. Steinberg to focus on our day-to-day business, while allowing Mr. Steinhardt to focus on leadership of the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. While our by-laws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Role of the Board in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our operations, strategic direction and intellectual property as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated from time to time. Management is responsible for the day-to-day management of the risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board of Directors’ role in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our Company and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Committees of Our Board of Directors

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee, each of which operates pursuant to a written charter adopted by our Board of Directors. As provided in its respective charters, each Committee reviews its charter at least annually and recommends charter changes to the Board as appropriate. In June 2015, each of the Audit Committee, the Compensation Committee and Nominating Committee reviewed its charter and determined that no amendments were required. Membership on each committee is limited to independent directors as defined under the listing standards of the NASDAQ Stock Market. In addition, members of the Audit Committee also must meet the independence standards for Audit

Committee members adopted by the SEC. Our Board of Directors may from time to time establish other committees. Charters for each of the Audit Committee, Compensation Committee and Nominating Committee are available on our investor relations website at http://ir.wisdomtree.com by following the link for “Corporate Governance,” under the heading “Committee Charters.”

Audit Committee

Messrs. Bossone, Lilien and Salerno currently serve on the Audit Committee, which is chaired by Mr. Salerno. During 2015, the Audit Committee held nine meetings and acted by unanimous consent on one occasion. Our Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•	overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements;

•	approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•	monitoring, reporting to and reviewing with the Board of Directors regarding the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	taking, or recommending that the Board of Directors take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditor.

Compensation Committee

Messrs. Lilien, Neuger and Salerno currently serve on the Compensation Committee, which is chaired by Mr. Salerno. During 2015, the Compensation Committee held eight meetings. The Compensation Committee’s responsibilities include:

•	overseeing the administration of the Company’s compensation programs;

•	reviewing and discussing with the Board corporate succession plans for the CEO and other key officers of the Company;

•	determining and approving the compensation of the Company’s CEO;

•	approving the compensation of the non-CEO executive officers and certain other senior employees;

•	exercising sole authority to retain, terminate and approve the compensation of any compensation consultants or other compensation advisers and determining the nature and scope of their assignments; and

•	approving all discretionary bonuses for the Company’s employees, advisers and consultants.

Nominating Committee

Messrs. Begleiter, Lilien, Neuger and Steinhardt currently serve on the Nominating Committee, which is chaired by Mr. Steinhardt. During 2015, the Nominating Committee held three meetings. The Nominating Committee’s responsibilities include:

•	recommending criteria and qualifications for board membership;

•	identifying and evaluating candidates for nomination for election to the Board of Directors or to fill vacancies on the Board of Directors;

•	recommending that the Board of Directors select the director nominees for election at each annual meeting of stockholders;

•	establishing a policy with regard to the consideration of director candidates recommended by stockholders; and

•	reviewing all stockholder nominations submitted to the Company.

Compensation Committee Interlocks and Insider Participation

Messrs. Lilien, Neuger and Salerno served as members of the Compensation Committee during 2015. None of the members of the Compensation Committee has been an officer of the Company and none were employees of the Company during 2015 and none had any relationship with the Company or any of its subsidiaries during 2015 that would be required to be disclosed as a transaction with a related person.

None of the executive officers of the Company has served on the board of directors or compensation committee of another company (or other board committee performing equivalent functions) at any time during which an executive officer of such other company served on the Company’s Board of Directors or the Compensation Committee.

Board and Committee Self-Assessments

The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. The Board receives comments from all directors and named executive officers and reports annually with an assessment of the Board’s performance. The assessment focuses on the Board’s contribution to the Company and specifically focuses on areas in which the Board or management believes that the Board could improve.

Code of Conduct

We have adopted a code of conduct that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of conduct is available on our investor relations website at http://ir.wisdomtree.com by following the link for “Corporate Governance,” under the heading “Code of Conduct.” We intend to disclose any amendments to this code, or any waivers of its requirements, on our website.

Stock Ownership Guidelines

On October 28, 2015, the Board of Directors adopted stock ownership guidelines. These guidelines are applicable to our executive officers, non-employee directors and other employed directors of the Board. Pursuant to these guidelines, each of the Company’s executive officers and directors are expected to maintain an ownership position in our common stock.

On an annual measurement date, the dollar value of the base amount set forth below is converted into the number of shares required to be held to meet the guidelines until the next annual measurement date.

Position	Base Amount
President and Chief Executive Officer	6X Base Salary
All other Executive Officers	3X Base Salary
Other Employed Directors	3X Base Salary
Non-Employee Directors	5X Base Retainer

Common stock owned (i) directly by the executive officer or director, (ii) jointly by the executive officer or director, and (iii) indirectly by a trust, partnership, limited liability company or other entity for the benefit of the executive officer, count toward satisfaction of the guidelines, as well as 50% of unvested restricted stock awards issued under the Company’s equity incentive plans. Stock options (both vested and unvested) do not count toward satisfaction of the guidelines.

If an executive officer or director does not meet the guidelines on the measurement date, he or she will not be permitted to sell or otherwise dispose of the Company’s common stock (except for 50% of restricted stock awards as they vest to cover taxes) until the next annual measurement date, and then only to the extent that his or her remaining holdings do not fall below the applicable requirement. The Compensation Committee has the authority to grant waivers on a case-by-case basis.

Our stock ownership guidelines provide executive officers and directors with flexibility in personal financial planning, yet require them to maintain ongoing and substantial investment in our common stock. As of April 27, 2016, all of our executive officers and directors met the guidelines other than Kurt MacAlpine and Win Neuger. Messrs. MacAlpine and Neuger both recently joined WisdomTree, with Mr. MacAlpine commencing his employment as Head of Global Distribution and Chief Distribution Officer in July 2015 and Mr. Neuger joining the Board in July 2013. If they do not meet the guidelines at the next measurement date, they will not be permitted to sell or dispose of the Company’s common stock until the next annual measurement date. Additional detail regarding ownership of our common stock by our executive officers and directors is included in this proxy statement under the heading “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters – Stock Ownership Table.”

Policy Regarding Short Sales, Derivatives, Hedging and Pledging

During 2015, our Board of Directors adopted a new insider trading policy that applies to all of our employees, officers and directors, including our named executive officers. The new policy prohibits these individuals from effecting “short sales” of our common stock. These individuals also may not trade in derivatives in our securities (such as put and call options) or engage in any other hedging transaction relating to our securities without prior Audit Committee approval. These individuals are also prohibited from holding shares of our common stock in margin accounts or pledging shares of our common stock as collateral for a loan without prior Audit Committee approval.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee of the Board of Directors of WisdomTree has reviewed and discussed with management the information contained in the “Compensation Discussion and Analysis” section of this proxy statement for the fiscal year ended December 31, 2015. Based upon that review and discussion, the Compensation Committee has recommended to the Board of Directors that the information set forth below under the heading “Compensation Discussion and Analysis” be included in this proxy statement.

Compensation Committee

Frank Salerno (Chairperson)	R. Jarrett Lilien	Win Neuger

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis provides comprehensive information regarding our compensation programs and policies for our following named executive officers:

•	Jonathan Steinberg, our President and Chief Executive Officer (“CEO”);

•	Gregory Barton, our Chief Operating Officer (“COO”);

•	Amit Muni, our Chief Financial Officer (“CFO”);

•	Luciano Siracusano, our Chief Investment Strategist (“CIS”);

•	Peter M. Ziemba, our Chief Legal Officer (“CLO”); and

•	Kurt MacAlpine, our Head of Global Distribution and Chief Distribution Officer (“CDO”), who we hired in July 2015.

We believe we provide a competitive total compensation opportunity for our executive management team through a combination of base salary, cash incentive bonuses, equity compensation and broad-based benefits programs. This Compensation Discussion and Analysis explains the following:

•	our compensation philosophy and objectives;

•	our compensation process, including the roles our Compensation Committee, management and compensation consultant serve in the process;

•	our policies and practices with respect to each compensation element; and

•	2015 compensation results.

Executive Summary

2015 was a record year for WisdomTree across all the key business metrics used to measure compensation of our named executive officers. We generated a record $16.9 billion of net inflows into our U.S. listed ETFs primarily due to the success of our European hedged equity ETF (HEDJ) and our Japanese hedged equity ETF

(DXJ). Our U.S. listed AUM increased 31.4% to $51.6 billion and our U.S. market share of industry inflows was 7.3%. These operating results translated into record financial results with total revenues increasing 62.7% to $298.9 million in 2015 and pre-tax income increasing 86.5% to $137.2 million. Our consolidated pre-tax margin increased from 40.0% to 45.9% and our U.S. pre-tax operating margin was 49.7% in 2015. Lastly, our common stock had the best total shareholder return versus the other publicly traded traditional asset managers in the U.S., and we continued to have the fastest organic growth rate of this peer group.

Metric	Target	Actual	Greater than Target
Net inflows	$9.1 billion	$16.9 billion	185%
Market share of net inflows	3.0%	7.3%	243%
Adjusted U.S. pre-tax margin	41.0%	50.0%	120%
Total shareholder return – 1 year	75th percentile	100th percentile – 3%	133%
Total shareholder return – 3 year		165%

We continued to invest in strategic growth initiatives in 2015 to better position us for longer term success. We launched 17 U.S. listed ETFs capitalizing on macro-investment themes and diversifying our product offerings. We invested in marketing and sales related initiatives to support our existing ETFs as well as new ETF launches. We added 36 new employees in the U.S., predominantly in sales and functions supporting sales, including research and marketing.

We executed on our global growth plans by establishing an office in Japan, creating a new distribution relationship in Israel and strengthening our existing distribution relationships in Latin America, Australia and New Zealand. We also continued to build out our European business with the successful launch of 14 new Boost ETPs and six new WisdomTree ETFs, as well as the launch of multiple currency-hedged share classes.

To further expand and diversify our product offering, in October 2015, we announced our agreement to acquire the GreenHaven family of commodity ETFs, which was completed in January 2016.

Due to our growing scale and cash generation as a result of record net inflows, we returned approximately $100 million to our stockholders through our ongoing quarterly cash dividend, a special cash dividend in the fourth quarter of 2015 and stock buybacks.

Overall, the performance of the executive team and employees of WisdomTree greatly exceeded the Compensation Committee’s expectations. Based on these overall results, the Compensation Committee approved a total incentive compensation pool that was 150% of the targeted amount in accordance with our performance-based incentive plan which is discussed further below.

Our Compensation Philosophy and Objectives

Our compensation philosophy and objectives are primarily shaped by strategies targeted to achieve our long-term goals within the business environment in which we operate. We operate in an intensively competitive and challenging business environment and we expect competition to continue and intensify. We directly compete with numerous other ETF sponsors and indirectly compete with other larger and multi-national traditional asset management companies. We compete on a number of factors, including the breadth and depth of our product offerings as well as the investment performance and fees of our ETFs. We believe our long-term success depends on our ability to continue to:

•	innovate and introduce new ETFs to the marketplace to diversify and expand our product offerings;

•	grow our market share of industry inflows to become one of the top five ETF sponsors in the world;

•	leverage our existing product offerings;

•	generate improved financial results; and

•	employ the industry’s most talented, professional and dedicated people at all levels within the Company.

The primary objectives of our compensation program are as follows:

•	attract, retain, and motivate our professional, dedicated and expert employees in the highly competitive asset management industry;

•	reward and retain employees whose knowledge, skills and performance are critical to our continued success;

•	align the interest of all our employees with those of our stockholders by motivating them to increase stockholder value; and

•	motivate our executives to manage our business to meet short-term and long-term objectives and reward them appropriately for meeting or exceeding them.

The following principles guide our compensation programs:

•	Pay-for-performance. Our compensation programs are designed to reward our employees for their individual performance as well as our Company’s performance. If an employee is a top-tier performer, he or she should receive higher rewards. Likewise, where individual performance falls short of expectations and/or our Company’s financial performance declines, the programs should deliver lower levels of compensation. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in our Company’s performance, our programs should continue to ensure that our successful, high-achieving employees will remain motivated and committed to us.

•	Every employee should be a stakeholder aligned with our stockholders. We believe a key factor in our success has been and continues to be fostering an entrepreneurial culture where our employees act and think like our owners. As such, our compensation programs encourage stock ownership throughout our organization to align our employees’ interests with our stockholders. Accordingly, our stock awards are long-term in nature.

•	Higher levels of responsibility are reflected in compensation. Compensation is based on each employee’s level of job responsibility. As employees progress to higher levels in our organization, an increasing proportion of their pay is tied to our Company’s long-term performance because they are more able to affect our results.

•	Competitive compensation levels. Our compensation programs reflect the value of the position in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers who compete with us for talent.

•	Team approach. We believe our success has been based on the coordinated efforts of all our employees working towards our common goals, not on the efforts of any one individual. As such, our compensation programs should be applied across the organization, taking into account differences in job responsibilities and marketplace considerations. Perquisites are rare and limited to those that are important to our employees’ ability to safely and effectively carry out their responsibilities.

•	Align with long-term success. We believe our compensation programs closely link incentive rewards to our long-term strategic priorities and successes and not to short-term excessive risk taking.

We believe we have designed our competitive compensation packages to incorporate the above principles and ensure that our executive compensation is aligned with corporate strategies and business objectives.

Components of Compensation

We have established the following components of compensation to satisfy our compensation objectives:

•	base salary;

•	annual incentive compensation;

•	long-term equity compensation;

•	benefit programs;

•	severance benefits; and

•	change in control benefits.

We believe these components provide competitive compensation packages recognizing and rewarding individual contributions; ensure that executive compensation is aligned with corporate strategies and business objectives; and promote the achievement of key strategic and operating performance measures.

Base Salary – We use base salary as a means of providing steady pay or a fixed source of compensation for our executive officers, allowing them a degree of certainty in order to attract and retain them. Our Compensation Committee believes the majority of our executives’ compensation should be earned through incentive compensation and therefore, keeps base salary at a fixed level year over year, similar to other companies in the financial services industry.

Annual Incentive Compensation – Incentive compensation is awarded in cash and is used to motivate and reward our employees for achieving certain short-term operating, financial and other business goals.

Long-Term Equity Compensation – Because short-term performance does not by itself accurately reflect our overall performance or the return realized by our stockholders, we grant equity awards to our employees as a long-term incentive. We believe that providing equity ownership:

•	serves to align the interests of our employees with our stockholders by creating an ownership culture and a direct link between compensation and stockholder return;

•	creates a significant, long-term interest for our employees to contribute to our success;

•	aids in the retention of employees in a highly competitive market for talent; and

•	allows the executives to participate in our longer-term success through potential stock price appreciation.

In determining the appropriate mix of short-term and long-term incentive compensation to our executives, and all of our employees, our Compensation Committee and management believe that employees with higher authority, responsibility and ability to significantly influence our growth and profitability should receive their incentive compensation more weighted towards long-term equity to align their interest with our long-term success. As a result, our CEO’s incentive compensation is more heavily weighted to long-term equity incentives, followed by our other executive officers.

Benefits and Perquisites – As stated in our compensation philosophy, our executive officers and Compensation Committee agree that perquisites should be rare and limited to those that are important to our employees’ ability to safely and effectively carry out their responsibilities. Our executive officers are entitled to participate in directors’ and officers’ liability insurance, as well as the various benefits made available to our other employees, such as our group health plans, paid vacation and sick leave, basic life insurance, short- and long-term disability benefits and 401(k) plan with a Company matching contribution of up to 50% of eligible employee contributions.

Severance Benefits – Pursuant to employment agreements that we have entered into with our CFO, CLO, COO and CDO, each of them is entitled to specified benefits in the event of termination of his employment under certain conditions, including partial acceleration of unvested restricted stock and guaranteed minimum severance payments and benefits. We anticipate entering into new employment agreements with our CEO, COO, CFO, CIS and CLO, which will entitle each of them to specified benefits in the event of the involuntary termination of his employment without cause or the voluntary termination of his employment for good reason. These benefits are described under “Employment Agreements.”

Change in Control Benefits – Upon a change in control that occurs during the employment of our executive officers or, in certain circumstances, within 12 months following the executive’s involuntary termination without cause or voluntary termination for good reason, certain of the equity awards that have been granted to our named executive officers will accelerate (stock options will become fully or partially vested and the conditions and restrictions on any restricted stock awards will lapse). We have provided more detailed information about these benefits, along with estimates of value under various circumstances, in the table below under “Potential Payments Upon Termination or Change in Control.” The new employment agreements with our CEO, COO, CFO, CIS and CLO will provide for specified benefits in the event of a change in control, which are described under “Employment Agreements.”

Our goal in providing severance and change in control benefits is to offer sufficient certainty in compensation such that our executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We believe these benefits assist in maintaining a competitive position in terms of attracting and retaining key executives, which is in the best interests of our stockholders.

Role of the Compensation Committee, Performance Evaluations and Management

The Compensation Committee, which is comprised entirely of independent directors, is responsible for the general oversight of our compensation policies and practices. The Compensation Committee also reviews the overall compensation structure and evaluates the overall performance of our executive officers in order to determine that compensation is fair, reasonable, competitive and consistent with our compensation philosophies and objectives based on their collective experiences and business judgment. The Compensation Committee engages an independent compensation consultant with respect to executive compensation.

The Compensation Committee specifically evaluates the performance of our CEO and, with input from our CEO, the overall performance of our other executive officers. The Compensation Committee also discusses the overall performance and compensation of our executives with members of our Board of Directors and presents them with information regarding compensation matters throughout the year as needed.

The Compensation Committee oversees the development, implementation and administration of our compensation programs, including all compensation plans adopted by the Board under which equity grants are made, determines and approves performance measures and goals and objectives relevant to the compensation program, evaluates the performance of the CEO in light of those goals and objectives, and determines and approves the CEO’s compensation based on this evaluation, reviews and approves the compensation of the non-CEO executive officers, reviews and approves all discretionary bonuses to our employees, and reviews and approves employment, severance, and change in control agreements as well as any other supplemental benefits provided to our executive officers and other senior employees under the Compensation Committee’s purview. The Compensation Committee also reviews and makes recommendations to our Board of Directors with respect to directors’ compensation. The Compensation Committee also works with our CLO to annually review and reassess the adequacy of its charter, proposing changes as necessary to our Board of Directors for approval.

Our management and executive officers play a critical and important role in setting or recommending compensation levels throughout our organization. Our CEO makes incentive compensation recommendations to the Compensation Committee for the executive officers other than the CEO. In considering the CEO’s recommendations, the Compensation Committee evaluates results measured by the performance measures, goals and objectives of our compensation programs as well as qualitative factors to ensure that compensation is fair, reasonable, competitive and consistent with our compensation philosophies and objectives.

Management works with the Compensation Committee to design and develop compensation programs applicable to all our employees, including recommending changes to existing compensation programs and operational performance targets, preparing analyses of Company financial, operational data or other Compensation Committee briefing materials, analyzing industry data, and, ultimately, implementing the decisions of the Compensation Committee.

Use of Compensation Consultant

The Compensation Committee has retained Frederic W. Cook & Co., a compensation consultant, to provide objective advice on the pay practices, compensation plan design and the competitive landscape for compensation. WisdomTree pays the cost for Frederic W. Cook & Co.’s services. However, the Compensation Committee retains the sole authority to direct, terminate or continue Frederic W. Cook & Co.’s services. The compensation consultant also reviews and makes recommendations for the selection process and pay information used for market compensation benchmarking discussed below. The Compensation Committee has confirmed the independence of Frederic W. Cook & Co. in accordance with SEC and NASDAQ rules and has determined that their work has not raised any conflicts of interest.

Market Compensation Benchmarking

The Compensation Committee monitors relevant market and industry statistics on executive compensation as one of several factors it considers in determining compensation of our executive officers. In making compensation decisions, the Compensation Committee reviews:

Industry surveys – McLagan Partners, Inc., a compensation consulting firm for the financial services industry, prepares annual comprehensive compensation surveys for the asset management industry. These surveys consist of consolidated average compensation information of publicly traded and private asset management firms.

Industry peers – Publicly disclosed pay information for certain publicly traded asset management firms that are generally similar in size, market capitalization, product offering or financial metrics as WisdomTree.

The Compensation Committee uses this information for compensation decisions to understand evolving pay trends at asset managers; however, the Compensation Committee recognizes that there are inherent limitations on the comparability and usefulness of the market data, including time lags, differences in scope of responsibilities, geographic differences and other factors. While the Compensation Committee believes such comparative information is useful, such data is intended solely to serve as a reference point to assist the Compensation Committee in its discussions and deliberations.

The Compensation Committee, working with its compensation consultant, reviews the appropriateness of the companies included in the industry peer group twice a year – first, at the beginning of the year, when determining the target pool, and second, at the end of the year, when determining year end compensation. The Compensation Committee will adjust the peer group based on relevant metric changes. The 2015 peer group, which was unchanged from the 2014 peer group, is reflected below:

• Artisan Partners • Calamos Asset Management • CIFC Corp. • Cohen & Steers • Diamond Hill Investment	• Financial Engines • GAMCO Investors • Virtus Investment Partners • Westwood Holding Group • Waddell & Reed

Consideration of Results of Say-on-Pay Vote

Beginning with our 2012 Annual Meeting of Stockholders, and once every three years thereafter, we provide our stockholders with the opportunity to cast an advisory vote on compensation paid to our named executive officers, or say-on-pay. At the 2015 Annual Meeting of Stockholders, our say-on-pay proposal received strong support from stockholders, with 97% of our stockholders voting on say-on-pay casting a vote in favor of the proposal. The Compensation Committee reviews the outcome of our stockholders’ advisory say-on-pay proposal in its evaluation and determination of executive compensation. The Compensation Committee considered the results of the stockholders’ advisory vote at our 2015 Annual Meeting, and did not make any changes to our executive compensation policies and decisions as a result of such vote.

Changes in Executive Management

In May 2015, Luciano Siracusano, who held the role of both Chief Investment Strategist and Head of U.S. Sales, relinquished his Head of U.S. Sales responsibilities to focus solely on his role as Chief Investment Strategist. Mr. Siracusano remains a member of WisdomTree’s executive team.

In July 2015, we hired Kurt MacAlpine as Executive Vice President – Head of Global Distribution and Chief Distribution Officer. In this newly created role, Mr. MacAlpine oversees our global sales and distribution initiatives. Mr. MacAlpine joined us from McKinsey & Company where he was a Partner and Leader of the North American Asset Management Practice. We entered into an employment agreement with Mr. MacAlpine which is described under “Employment Agreements.” As part of his compensation package, we granted Mr. MacAlpine a new hire restricted stock award with a value of $1,000,000, which vests in equal annual installments over three years from the date of grant.

2015 Incentive Compensation Program and Results

The Compensation Committee, together with its independent compensation consultant and management, created a formal performance-based incentive compensation program for 2015. This program was designed to determine the proper level of funding for WisdomTree’s total incentive compensation pool relative to achieving certain quantitative metrics and qualitative results that incentivize growth. The achievement of quantitative metrics comprises 50% of the Company’s total incentive compensation pool with the remaining 50% at the discretion and judgment of the Compensation Committee based on qualitative results. This split reflects the Compensation Committee’s desire for a more formulaic bonus plan while recognizing the need to apply some level of judgment in setting appropriate compensation levels to reflect the accomplishment of strategic objectives and individual performance. The quantitative metrics chosen are important measurements that our Board of Directors and investors use to measure the health of our business and relative success. The “median” column represents the payout for reaching median performance metrics. Management focuses on achieving greater than median performance as reflected in the “target” column below. Funding for the quantitative performance portion of the pool is between 0% and 200% of the median payout. The Compensation Committee can fund between 0% and 200% of the discretionary portion of the pool but intends in most years to target between 50% and 150% of median.

The targets, payouts and actual results for 2015 are as follows:

% of Total Bonus Pool	Performance Metric		Bonus Payout					2015 Actual
			(Threshold) 0%	25%	(Median) 100%	(Target) 150%	(Max) 200%
	Net inflows	Metric	$0	$3.1 billion	$6.1 billion	$9.1 billion	$12.2 billion	$16.9 billion
		Payout	$0	$1.4 million	$2.8 million	$4.2 million	$5.6 million	$5.6 million

	Market share of net inflows	Metric	0%	1.0%	2.0%	3.0%	4.0%	7.3%
		Payout	$0 million	$1.4 million	$2.8 million	$4.2 million	$5.6 million	$5.6 million
50%
	Adjusted U.S. pre-tax margin	Metric	—	—	—	41.0%	—	50.0%
		Payout	$ <1.1 million	$1.4 million	$2.8 million	$4.2 million	$5.6 million	$5.6 million

	Total shareholder return	Metric	0 percentile	25th percentile	50th percentile	Median	100th percentile	100th percentile
		Payout	$0 million	$1.4 million	$2.8 million	$4.2 million	$5.6 million	$5.6 million

50%	Total performance		$0 to $1.1 million	$5.6 million	$11.2 million	$16.8 million	$22.2 million	$22.2 million

50%	Discretionary		$0 to $22.2 million					$27.8 million

							Total Pool	$50.0 million

The actual quantitative performance greatly exceeded targets by an average of 170%. As a result, the actual bonus payout for exceeding the quantitative metrics reached the maximum allowable under the program. Due to the significant record setting results primarily driven by net inflows and the Compensation Committee’s desire to appropriately reward all our employees for achieving these results, the Compensation Committee awarded an additional $5.6 million above the discretionary component maximum under the program resulting in a total incentive compensation pool of $50 million. The discretionary amount granted above the maximum amount in the plan was determined by the Compensation Committee in consultation with its compensation consultant. 65% of the total incentive compensation pool was granted as short-term incentive compensation (cash) with the remaining 35% granted as long-term incentive compensation (equity), which vests in equal annual installments over three years. As discussed above and reflected in the charts below, our executive officers received a greater proportion of their total incentive compensation as long-term incentive.

In recommending and determining the amount of incentive compensation and total compensation for our named executive officers, our CEO and Compensation Committee used their business judgment and considered:

•	the individual performance of each of our executive officers and their contributions in reaching our performance metrics and qualitative factors;

•	compensation survey data from McLagan;

•	publicly traded asset manager peer group compensation information;

•	historical compensation; and

•	guidance from the Compensation Committee’s compensation consultant.

The table below reflects the total compensation granted in 2015 to our named executive officers in a manner that the Compensation Committee used to evaluate total compensation. This table supplements the “Summary Compensation Table” presented below, which is in a different format as required by the SEC:

NEO	Base	+	Incentive Compensation			=	Total Compensation	New Hire Equity Award
			Short-Term (Cash)	Long-Term (Stock)	Total
Jonathan Steinberg – CEO	$450,000		$4,093,000	$5,002,000	$9,095,000		$9,545,000	—
Gregory Barton – COO	$300,000		$1,480,000	$1,210,000	$2,690,000		$2,990,000	—
Amit Muni – CFO	$300,000		$1,323,000	$1,082,000	$2,405,000		$2,705,000	—
Luciano Siracusano – CIS	$300,000		$1,774,000	$1,774,000	$3,548,000		$3,848,000	—
Peter M. Ziemba – CLO	$300,000		$1,244,000	$1,018,000	$2,262,000		$2,562,000	—
Kurt MacAlpine – CDO(1)	$150,000		$350,000	$700,000	$1,050,000		$1,200,000	$1,000,000

(1)	Mr. MacAlpine joined the Company in July 2015 and the base salary reflects pro-ration based upon his start date. The amount reported in the short-term (cash) column of the table represents a sign-on bonus paid to Mr. MacAlpine pursuant to his employment agreement, which is described below under “Employment Agreements – 2015 Fiscal Year Employment Agreements.”

Long-term equity awards were granted in January 2016, other than the new hire equity award made to Mr. MacAlpine, which was granted in July 2015, and represent restricted stock, which will vest in equal annual installments over three years commencing on the first anniversary of the grant date. The values for the long-term equity awards represent the approximate accounting grant date fair values in accordance with U.S. generally accepted accounting principles.

The following pie charts reflect the compensation elements of total compensation for our executive officers as a percentage of their total compensation:

Risk Analysis of Compensation Policies and Programs

The Compensation Committee has reviewed our overall compensation policies and believes that these policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our Company. The design of the compensation policies and programs encourages employees to remain focused on both our short- and long-term goals. For example, while the cash bonus plan measures performance on an annual basis, the equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation, thus limiting the potential for excessive risk-taking.

Tax and Accounting Considerations

We evaluate the effect of accounting and tax treatment of particular forms of compensation on an ongoing basis and make appropriate modifications to compensation policies where appropriate. In 2014, our Board of Directors and stockholders approved the 2014 Annual Incentive Compensation Plan (“2014 Plan”), which is intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”). Section 162(m) of the Code generally disallows a tax deduction to a publicly-traded company for certain compensation in excess of $1,000,000 paid in any taxable year to the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer). Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We believe we have structured the 2014 Plan to comply with exemptions in Section 162(m) so that the compensation payable under the 2014 Plan remains tax-deductible to us. The Compensation Committee in its judgment may, however, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Employment Agreements

The compensation paid to our COO, CFO, CLO and CDO in 2015 was governed by the respective employment agreements between such executive officers and the Company, which are described below under “Employment Agreements – 2015 Fiscal Year Employment Agreements.” We did not maintain employment agreements with our CEO or CIS in 2015.

In 2013, the Compensation Committee began discussions with our CEO, COO, CFO, CIS and CLO to make certain changes to their employment agreements to become more aligned with industry best practices. These changes included:

•	eliminating guaranteed minimum cash incentive compensation;

•	formulating enhanced severance benefits in case of termination in connection with a change in control in order to incentivize management to take actions to maximize shareholder value that could result in them losing their jobs;

•	establishing non-compete provisions upon termination to protect the Company; and

•	entering into employment agreements with our CEO and CIS, who did not previously have agreements as the Compensation Committee believed that their significant equity ownership of the Company, as co-creators of our fundamentally weighted methodology, aligned their interest with our long-term success. However, the Compensation Committee felt it was important to obtain employment agreements with them to ensure stability and alignment of the executive team for the long-term success of the Company.

Management continues to work with the Compensation Committee and its independent compensation consultant to finalize these employment agreements. We anticipate that these employment agreements will be entered into prior to the Annual Meeting and the terms of these employment agreements are described under “Employment Agreements – 2016 Fiscal Year Employment Agreements.” The Compensation Committee believes it is appropriate to maintain these agreements and benefits in order to provide certainty to our executive officers to support a stable executive management team focusing on our long-term success.

Conclusion

After careful review and analysis, we believe that each element of compensation and the total compensation provided to our executive officers is reasonable and appropriate. The Compensation Committee believes that our compensation program gives our executives appropriate incentive to contribute to our long-term performance and believes that our compensation structure and practices encourage management to work as a team in an entrepreneurial culture for outstanding stockholder returns, without taking unnecessary or excessive risks. We believe the total compensation opportunities of our compensation packages will allow us to attract and retain talented executives who have helped and who will continue to help us grow as we look to the years ahead.

2015 Summary Compensation Table

The following table sets forth certain information with respect to compensation earned during the years ended December 31, 2015, 2014 and 2013 by each named executive officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jonathan Steinberg	2015	450,000		4,093,000	1,979,983	12,000	6,534,983
President and Chief	2014	450,000		1,320,000	2,599,990	10,667	4,380,657
Executive Officer	2013	450,000		2,000,000	2,506,986	8,750	4,965,736

Gregory Barton	2015	300,000		1,480,000	824,994	12,000	2,616,994
Chief Operating Officer	2014	300,000		675,000	900,997	11,500	1,887,497
	2013	300,000		749,000	62,932	11,500	1,123,432

Amit Muni	2015	300,000		1,323,000	741,999	9,000	2,373,999
Chief Financial Officer	2014	300,000		608,000	719,987	8,750	1,636,737
	2013	300,000		730,000	299,526	8,750	1,338,276

Luciano Siracusano	2015	300,000		1,774,000	749,998	12,000	2,835,998
Chief Investment Strategist	2014	300,000		750,000	1,235,998	8,750	2,294,748
	2013	300,000		1,014,000	700,458	8,750	2,023,208

Peter M. Ziemba	2015	300,000		1,244,000	741,999	12,000	2,297,999
Chief Legal Officer	2014	300,000		608,000	504,996	11,500	1,424,496
	2013	300,000		770,000	470,853	11,500	1,552,353

Kurt MacAlpine	2015	150,000	(4)	350,000	999,984	—	1,499,984
Chief Distribution Officer

(1)	Amounts reflected for the year 2015 reflect bonuses earned in 2015 and paid in 2016; amounts reflected for the year 2014 reflect bonuses earned in 2014 and paid in 2015; and amounts reflected for the year 2013 reflect bonuses earned in 2013 and paid in 2014. For Mr. MacAlpine, the amount represents a sign-on bonus paid pursuant to the terms of his employment agreement.
(2)	Amounts reflect the aggregate accounting grant date fair value of awards to our named executive officers computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standard Codification Topic 718. The assumptions used by us in the valuation of the equity awards are set forth in note 6 of the notes to our annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.
(3)	Represents the Company’s 401(k) Retirement Plan matching contribution.
(4)	Represents the pro rata portion of Mr. MacAlpine’s annual base salary of $300,000 from the commencement date of his employment on July 1, 2015 to December 31, 2015.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to stock awards granted under our 2005 Performance Equity Plan to our named executive officers during the year ended December 31, 2015.

Grants of Plan-Based Awards Table for the 2015 Fiscal Year

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Jonathan Steinberg	1/28/2015	112,627	1,979,983
Gregory Barton	1/28/2015	46,928	824,994
Amit Muni	1/28/2015	42,207	741,999
Luciano Siracusano	1/28/2015	42,662	749,998
Peter M. Ziemba	1/28/2015	42,207	741,999
Kurt MacAlpine	7/01/2015	44,742	999,984

(1)	Amounts reflect the aggregate accounting grant date fair value of awards to our named executive officers computed in accordance with FASB Accounting Standard Codification Topic 718. The assumptions used by us in the valuation of the equity awards are set forth in note 6 of the notes to our annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding options and stock awards held by our named executive officers at December 31, 2015:

Outstanding Equity Awards at Fiscal Year-End 2015 Table

	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date(1)		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
		Exercisable (#)	Unexercisable (#)
Jonathan Steinberg	1/22/13	—	—	—	—		75,421	(6)	1,182,601
	1/14/14	—	—	—	—		103,544	(7)	1,623,570
	1/28/15	—	—	—	—		112,627	(7)	1,765,991

Gregory Barton	10/8/12	—	—	—	—		50,000	(5)	784,000
	1/22/13	—	—	—	—		1,894	(6)	29,698
	1/14/14	—	—	—	—		35,882	(7)	562,630
	1/28/15	—	—	—	—		46,928	(7)	735,831

Amit Muni	1/27/11	75,000	75,000	5.05	1/26/21	(3)	—		—
	1/25/12	—	—	—	—		37,500	(5)	588,000
	1/22/13	—	—	—	—		9,011	(6)	141,292
	1/14/14	—	—	—	—		28,674	(7)	449,608
	1/28/15	—	—	—	—		42,207	(7)	661,806

Luciano Siracusano	1/26/09	35,000	—	0.70	1/25/19	(4)	—		—
	1/22/13	—	—	—	—		21,073	(6)	330,425
	1/14/14	—	—	—	—		49,224	(7)	771,832
	1/28/15	—	—	—	—		42,662	(7)	668,940

Peter M. Ziemba	1/25/12	—	—	—	—		37,500	(5)	588,000
	1/22/13	—	—	—	—		14,166	(6)	222,123
	1/14/14	—	—	—	—		20,112	(7)	315,356
	1/28/15	—	—	—	—		42,207	(7)	661,806

Kurt MacAlpine	07/01/15	—	—	—	—		44,742	(7)	701,555

(1)	The expiration date for all options is the date that is ten years after the grant date. See “Potential Payments upon Termination or Change in Control” for a description of the acceleration provisions upon termination or change in control.
(2)	The market value of such holdings is based on the closing price of $15.68 per share of our common stock as reported on December 31, 2015.
(3)	This option vests at a rate of 25% of the shares of common stock underlying the option each year starting three years from the date of grant, subject to continued employment.
(4)	This option vested at a rate of 25% of the shares of common stock underlying the option each year starting one year from the date of grant.
(5)	These unvested shares of restricted stock vest at a rate of 25% each year starting one year from the date of grant, subject to continued employment.
(6)	These unvested shares of restricted stock vest at a rate of 50% for the first year starting one year from the date of grant, and then 25% per year for the following two years, subject to continued employment.
(7)	These unvested shares of restricted stock vest at a rate of 33 1/3% each year starting one year from the date of grant, subject to continued employment.

Option Exercises and Stock Vested

The following table sets forth, for each named executive officer, the value of all options that were exercised and all share-based incentive plan awards that vested during the year ended December 31, 2015:

Option Exercises and Stock Vested Table for the 2015 Fiscal Year

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jonathan Steinberg	1,750,000	35,008,573	127,193	2,113,050
Gregory Barton	—	—	69,834	1,139,571
Amit Muni	475,000	11,167,189	85,847	1,489,517
Luciano Siracusano	100,000	2,181,452	45,684	744,357
Peter M. Ziemba	400,000	7,183,127	86,720	1,515,264
Kurt MacAlpine	—	—	—	—

(1)	The value realized on exercise of stock options was calculated by subtracting the option exercise price from the market price to obtain the value realized per share, and multiplying the value realized per share by the number of shares acquired upon exercise. The market price for each transaction was determined as follows: If upon exercising, the named executive officer sold the shares acquired, the market price was determined to be the sale price. If upon exercising, the named executive officer kept the shares acquired, then the market price was determined to be the closing price of the Company’s common stock on the date of the exercise.
(2)	Amounts in this column were calculated by multiplying the number of shares acquired on vesting by the closing price of the Company’s common stock on the vesting date. If the vesting date was a weekend or holiday, the prior business day was used to value the shares.

Employment Agreements

2015 Fiscal Year Employment Agreements

The compensation paid to our COO, CFO, CLO and CDO in 2015 was governed by the respective employment agreement between such executive officer and the Company. We did not maintain employment agreements with our CEO or CIS in 2015. The following describes the agreements which were in place with our COO, CFO, CLO and CDO in 2015. It is anticipated that we will enter into new employment agreements with our COO, CFO and CLO and will enter into employment agreements with our CEO and CIS, before our Annual Meeting, as described below under “2016 Fiscal Year Employment Agreements.”

Gregory Barton

The employment agreement with our COO, Gregory Barton, is for an indefinite term, and on an “at will” basis. Mr. Barton’s agreement provides for a base salary of $300,000. The agreement entitles Mr. Barton to a guaranteed minimum annual cash bonus of $200,000. As described below under “2016 Fiscal Year Employment Agreements,” Mr. Barton’s new employment agreement will not provide for any guaranteed minimum bonus. The agreement also entitles Mr. Barton to participate in any annual incentive plan established by our Board of Directors or our Compensation Committee and to participate in standard Company benefit plans. The agreement also contains employee confidentiality, assignment of inventions and non-solicitation of employees provisions. Mr. Barton would have been entitled to the same severance benefits as Messrs. Muni and Ziemba described below had an involuntary termination of his employment without cause or a voluntary termination of his employment for good reason occurred prior to December 31, 2014. However, he is no longer entitled to such benefits.

Amit Muni

The employment agreement with our CFO, Amit Muni, is for an indefinite term, and on an “at will” basis. Mr. Muni’s agreement provides for a base salary of $300,000. The agreement entitles Mr. Muni to a guaranteed minimum annual cash bonus of $200,000. As described below under “2016 Fiscal Year Employment Agreements,” Mr. Muni’s new employment agreement will not provide for any guaranteed minimum bonus. The agreement also entitles Mr. Muni to participate in any annual incentive plan established by our Board of Directors or our Compensation Committee and to participate in standard Company benefit plans. The agreement also contains employee confidentiality, assignment of inventions provisions and non-solicitation of employees provisions. Mr. Muni is entitled to certain benefits in the event of the involuntary termination of his employment without cause or the voluntary termination of his employment for good reason. Upon a termination under these circumstances, we agreed to pay Mr. Muni, in addition to all accrued but unpaid base salary and guaranteed minimum annual cash bonus and any discretionary bonus that has been awarded but not yet paid, a severance amount equal to the sum of one-year’s base salary and his guaranteed minimum bonus and a prorated guaranteed minimum bonus for the year in which the termination occurs. Such amounts will be paid in substantially equal installments over 12 months; provided, however, that if the termination occurs within 24 months of a change in control, the severance amounts shall be paid in a lump sum on the 60th day following termination. Mr. Muni also may elect to have us pay for COBRA insurance coverage for a one-year period following his termination. In the event that Mr. Muni breaches the restrictive covenants set forth in his employment agreement, severance payments shall immediately cease.

Peter M. Ziemba

The employment agreement with our CLO, Peter M. Ziemba, is for an indefinite term on an “at will” basis. Mr. Ziemba’s agreement provides for a base salary of $300,000. The agreement entitles Mr. Ziemba to a guaranteed minimum annual cash bonus of $200,000. As described below under “2016 Fiscal Year Employment Agreements,” Mr. Ziemba’s new employment agreement will not provide for any guaranteed minimum bonus. The agreement also entitles Mr. Ziemba to participate in any annual incentive plan established by our Board of Directors or our Compensation Committee and to participate in standard Company benefit plans. The agreement also contains employee confidentiality, assignment of inventions and non-solicitation of employees provisions. Mr. Ziemba is entitled to certain benefits in the event of the involuntary termination of his employment without cause or the voluntary termination of his employment for good reason. Upon a termination under these circumstances, we agreed to pay Mr. Ziemba, in addition to all accrued but unpaid base salary and guaranteed minimum annual cash bonus and any discretionary bonus that has been awarded but not yet paid, a severance amount equal to the sum of one-year’s base salary and his guaranteed bonus and a prorated guaranteed minimum bonus for the year in which the termination occurs. Such amounts will be paid in substantially equal installments over 12 months; provided, however, that if the termination occurs within 24 months of a change in control, the severance amounts shall be paid in a lump sum on the 60th day following termination. Mr. Ziemba also may elect to have us pay for COBRA insurance coverage for a one-year period following his termination. In the event that Mr. Ziemba breaches the restrictive covenants set forth in his employment agreement, severance payments shall immediately cease.

Kurt MacAlpine

The employment agreement with our CDO, Kurt MacAlpine, is for an indefinite term on an “at will” basis. Mr. MacAlpine’s agreement provides for a base salary of $300,000. The agreement also entitled Mr. MacAlpine to a one-time sign-on bonus of $350,000 in cash, which was paid in February 2016, and a restricted stock award with a value of $1,000,000 on the commencement date of his employment, which vests in three equal annual installments. The agreement also entitles Mr. MacAlpine to participate in any annual incentive plan established by our Board of Directors or our Compensation Committee and to participate in standard Company benefit plans. The agreement also contains employee confidentiality, assignment of inventions and non-solicitation of employees provisions. Mr. MacAlpine is entitled to certain benefits in the event of the involuntary termination of his employment without cause or the voluntary termination of his employment for good reason, prior to January 1, 2017. Upon a termination under these circumstances, we will pay Mr. MacAlpine, in addition to all accrued but unpaid base salary and any discretionary bonus that has been awarded but not yet paid, a severance amount equal to the sum of one-year’s base salary and the cash portion of his targeted discretionary bonus for the year in which the termination occurs. Such amounts will be paid in substantially equal installments over 12 months commencing within 60 days following termination; provided, however, that if the 60 day period begins in one calendar year and ends in a second calendar year, the severance amount will begin to be paid in the second calendar year. Mr. MacAlpine also may elect to have us pay for COBRA insurance coverage for a one-year period following his termination. In the event that Mr. MacAlpine breaches the restrictive covenants set forth in his employment agreement, severance payments shall immediately cease.

2016 Fiscal Year Employment Agreements

We anticipate that prior to the Annual Meeting we will enter into employment agreements with our CEO and CIS and enter into new employment agreements with our COO, CFO and CLO. Since we recently entered into an employment agreement with our CDO, we will not be entering into a new agreement with him. The terms of the new agreements with our COO, CFO and CLO will be changed to reflect new severance terms. The terms of the agreements for the CEO, COO, CFO, CIS and CLO will be substantially identical except that the base salary payable to each executive officer other than the CEO will be $300,000, with the CEO receiving a base salary of $450,000. The agreements will not provide for any guaranteed minimum bonus.

The agreements will contain the following termination provisions:

Termination by the Company without cause or by the executive for good reason. The agreements will provide that if the executive is terminated by the Company without cause or if the executive resigns for good reason, the Company will pay the executive:

•	his salary through the termination date and the earned but unpaid cash portion of his prior year incentive compensation;

•	one year’s base salary;

•	a pro rata portion of an amount equal to 50% of the incentive compensation that the executive would have received in the year of termination based upon the Company’s performance; and

•	50% of the average incentive compensation paid to the executive in the preceding three years.

In addition, the agreements will provide that the conditions and restrictions on any equity award that would have lapsed in the 12-month period that immediately follows the date of termination will lapse immediately, and unvested awards will remain outstanding for 12 months following the date of termination. The agreements also will provide that if a change in control occurs within 12 months after the date of termination, the conditions and restrictions on all equity awards will lapse on the effective date of the change in control. The executive also may elect to have us pay for COBRA insurance coverage for a one-year period following his termination.

Termination by the Company without cause or by the executive for good reason within 18 months after a change in control. If the executive is terminated without cause or voluntarily resigns for good reason within 18 months after a change in control of the Company, the Company will pay the executive:

•	his salary through the termination date and the earned but unpaid cash portion of his prior year incentive compensation;

•	an amount equal to 1.75 times his annual salary;

•	a pro rata portion of an amount equal to 50% of the average incentive compensation paid to the executive in the preceding three years; and

•	an amount equal to 1.75 times 50% of the average incentive compensation paid to the executive in the preceding three years.

In consideration for severance in this circumstance, the executive will be subject to a one-year restrictive covenant. In addition, the conditions and restrictions on any equity award that would have lapsed in the 21-month period that immediately follows the date of termination will lapse immediately. The executive may also elect to have us pay for COBRA insurance coverage for a 21-month period following his termination.

Termination by the Company for cause or by the executive without good reason. If the executive is terminated by the Company for cause or voluntarily resigns without good reason, the Company may elect to enforce a three-month restrictive covenant in consideration for which the Company will pay the executive (i) three months’ salary, (ii) an amount equal to 12.5% of the three year average of executive’s incentive compensation, and (iii) an amount equal to 25% of the value of any equity awards that would have vested in the one year following termination if no termination had occurred.

Acceleration of Options

The stock options we have granted Mr. Muni provide that in the event of the involuntary termination of his employment without cause (as defined in the applicable agreement) or the voluntary termination of his employment for good reason (as defined in the applicable agreement), the portion of such stock option that would have otherwise vested during the one-year period immediately following the date of termination will vest.

In addition, the stock options we have granted to Mr. Muni provide that, upon a change of control (as defined in the applicable agreement) each such stock option will fully vest.

The value of these accelerated awards, assuming a triggering event of December 31, 2015, is set forth in the table below.

Acceleration of Restricted Stock

Certain of the restricted stock awards we have granted to each of Messrs. Barton, Muni, Ziemba and MacAlpine provide that, upon the involuntary termination of his employment without cause (as defined in the applicable agreement) or the voluntary termination of his employment for good reason (as defined in the applicable agreement), the conditions and restrictions on any restricted stock award that would have lapsed within the 12-month period that immediately follows the date of termination will lapse immediately.

In addition, certain of the restricted stock awards we have granted to each of Messrs. Steinberg, Barton, Muni, Siracusano and Ziemba provide that, upon a change of control (as defined in the applicable agreement), the conditions and restrictions on any restricted stock award will lapse.

The value of these accelerated awards, assuming a triggering event of December 31, 2015, is set forth in the table below.

Potential Payments upon Termination or Change in Control

Our named executive officers are entitled to additional compensation in the event of the involuntary termination of their employment without cause, the voluntary termination of their employment for good reason or upon a change in control. This section is intended to discuss these post-employment payments, assuming the termination from employment or change in control, as the case may be, occurred on December 31, 2015, on the terms currently in effect between the named executive officers and us. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed in this section, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price. None of our named executive officers are entitled to any compensation in the event of a voluntary termination without good reason or an involuntary termination for cause, other than salary earned through the date of termination and the earned but unpaid cash portion of the prior year’s incentive compensation.

As described above under the heading “2016 Fiscal Year Employment Agreements,” we anticipate that we will enter into new employment agreements with our CEO, COO, CFO, CIS and CLO. These agreements will provide for different payments upon termination of employment or a change in control as described above.

	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Change in Control ($)
Jonathan Steinberg
Severance Arrangements	—	—	—
Acceleration of Stock Options	—	—	—
Acceleration of Restricted Stock(1)	—	—	4,572,163

Total	—	—	4,572,163

Gregory Barton
Severance Arrangements	—	—	—
Acceleration of Stock Options	—	—	—
Acceleration of Restricted Stock(1)	556,264	556,264	2,112,159

Total	556,264	556,264	2,112,159

Amit Muni
Severance Arrangements(2)	725,031	725,031	—
Acceleration of Stock Options(3)	398,625	398,625	797,250
Acceleration of Restricted Stock(1)	1,174,652	1,174,652	1,840,707

Total	2,298,308	2,298,308	2,637,957

Luciano Siracusano
Severance Arrangements	—	—	—
Acceleration of Stock Options	—	—	—
Acceleration of Restricted Stock(1)	—	—	1,771,197

Total	—	—	1,771,197

Peter M. Ziemba
Severance Arrangements(2)	725,046	725,046	—
Acceleration of Stock Options	—	—	—
Acceleration of Restricted Stock(1)	1,188,356	1,188,356	1,787,285

Total	1,913,402	1,913,402	1,787,285

Kurt MacAlpine
Severance Arrangements(2)	709,149	709,149	—
Acceleration of Stock Options	—	—	—
Acceleration of Restricted Stock(1)	233,883	233,883	—

Total	943,032	943,032	—

(1)	Represents the dollar value of restricted stock using $15.68, the closing price of the Company’s common stock on December 31, 2015.
(2)	Severance payments include an amount equal to the sum of one-year’s base salary and guaranteed bonus as well as the value of COBRA benefits for 12 months. In addition, the severance amount includes a pro-rated portion of the guaranteed minimum bonus for the year in which the termination occurs.
(3)	Represents the dollar value of unvested options, calculated using the difference between $15.68, the closing price of the Company’s common stock as of December 31, 2015, and the option exercise price.

Compensation of Non-Employee Directors

On July 29, 2015, the Board of Directors approved revised compensation terms for the non-employee members of the Board of Directors as set forth in the following table:

Board Service	January 1, 2015 through July 29, 2015	July 30, 2015 through December 31, 2015
Board Annual Cash Retainer(1)	$65,000	$80,000
Annual Restricted Stock Awards(2)	$80,000	$80,000
Independent Lead Director Cash Retainer	$40,000	$60,000

	January 1, 2015 through July 29, 2015		July 30, 2015 through December 31, 2015
Committee Service(1)	Chair	Member	Chair	Member
Audit	$20,000	$10,000	$22,500	$12,500
Compensation	$20,000	$10,000	$35,000	$15,000
Nominating	$—	$5,000	$—	$5,000

(1)	The annual cash retainer is paid quarterly based on service during the prior quarter.
(2)	Annual restricted stock award granted at the meeting of the Board of Directors immediately following the annual meeting of stockholders each year to all non-employee directors serving on that date that vests one year from the date of grant. Beginning with this Annual Meeting, the value of the award will be increased from $80,000 to $100,000 on the date of grant based on the closing price of our common stock on the date of grant.

2015 Director Compensation Table

The following table describes compensation paid to our non-employee directors in 2015. All of our directors are reimbursed for out-of-pocket expenses for attending meetings. Directors who are also employees of WisdomTree are not entitled to any compensation for their services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Steven Begleiter	72,623	79,981	152,604
Anthony Bossone	78,061	79,981	158,042
R. Jarrett Lilien	93,935	79,981	173,916
Win Neuger	83,498	79,981	163,479
Frank Salerno	154,182	79,981	234,163
Michael Steinhardt	72,623	79,981	152,604

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Stock Ownership Table

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of April 27, 2016 (except as otherwise indicated in the footnotes) by (i) each person (including any “group” of persons as that term is used in Section 13d-3 of the Exchange Act) we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each of our named executive officers; (iii) each of our directors and director-nominees; and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Except as otherwise indicated in the footnotes to the following table, we believe, based on the information provided to us, that the persons named in the following table have sole vesting and investment power with respect to the shares they beneficially own, subject to applicable community property laws. Unless otherwise noted, the business address of each of the persons and entities that beneficially own 5% or more of the outstanding shares of common stock is c/o WisdomTree Investments, Inc., 245 Park Avenue, 35th Floor, New York, NY 10167. We have based our calculation of the percentage of beneficial ownership on 136,454,371 shares of our common stock outstanding as of April 27, 2016, including shares of restricted stock issued to our employees but not yet vested.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares the person has the right to acquire within 60 days of the date above, including through the exercise of any option, warrant or other right or conversion of any security. The shares that a stockholder has the right to acquire within 60 days, however, are not included in the computation of the percentage ownership of any other stockholder.

Beneficial Holder	Number	Percentage
Named Executive Officers and Directors
Jonathan Steinberg(1)	6,934,799	5.1
Gregory Barton(2)	291,141	0.2
Amit Muni(3)	631,950	0.5
Luciano Siracusano, III(4)	525,475	0.4
Peter M. Ziemba(5)	878,544	0.6
Kurt MacAlpine(6)	106,579	*
Michael Steinhardt(7)	11,826,214	8.7
Steven Begleiter(8)	100,916	*
Anthony Bossone(9)	103,485	*
Bruce Lavine(10)	162,705	0.1
R. Jarrett Lilien(11)	162,293	0.1
Win Neuger(12)	16,301	*
Frank Salerno(13)	318,672	0.2
All directors and executive officers as a group (13 persons)(14)	22,059,074	16.1
Other 5% or Greater Stockholders
Wellington Management Group LLP(15)	15,261,998	11.1
BlackRock, Inc.(16)	11,192,586	8.2
The Vanguard Group, Inc. (17)	8,179,719	6.0

*	Less than 0.1%.
(1)	Includes (i) 798 shares of common stock owned by Mr. Steinberg’s spouse with whom he may be deemed to share voting power; (ii) 16,889 shares of common stock held in a joint account with Mr. Steinberg’s spouse with whom he shares voting power; and (iii) 568,733 shares of restricted stock that do not vest within 60 days of April 27, 2016 and are not transferable by Mr. Steinberg until they vest, but over which he exercises voting power.

(2)	Includes 206,118 shares of restricted stock that do not vest within 60 days of April 27, 2016 and are not transferable by Mr. Barton until they vest, but over which he exercises voting power.
(3)	Includes (i) 245,772 shares of common stock held in a joint account with Mr. Muni’s spouse with whom he shares voting and dispositive power; (ii) 138,061 shares of restricted stock that do not vest within 60 days of April 27, 2016 and are not transferable by Mr. Muni until they vest, but over which he exercises voting power; and (iii) 37,500 shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 27, 2016. Excludes an aggregate of 37,500 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of April 27, 2016.
(4)	Includes (i) 209,769 shares of restricted stock that do not vest within 60 days of April 27, 2016 and are not transferable by Mr. Siracusano until they vest, but over which he exercises voting power; and (ii) 35,000 shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 27, 2016.
(5)	Includes (i) 350,933 shares of common stock held in a joint account with Mr. Ziemba’s spouse with whom he shares voting and dispositive power; and (ii) 128,126 shares of restricted stock that do not vest within 60 days of April 27, 2016 and are not transferable by Mr. Ziemba until they vest, but over which he exercises voting power.
(6)	Represents shares of restricted stock that do not vest within 60 days of April 27, 2016 and are not transferable by Mr. MacAlpine until they vest, but over which he exercises voting power.
(7)	Includes 3,485 shares of restricted stock that vest within 60 days of April 27, 2016 and are not transferable by Mr. Steinhardt until they vest, but over which he exercises voting power. The business address of Mr. Steinhardt is 712 Fifth Avenue, 34th Floor, New York, NY 10019.
(8)	Includes 3,485 shares of restricted stock that vest within 60 days of April 27, 2016 and are not transferable by Mr. Begleiter until they vest, but over which he exercises voting power. Excludes (i) 996,000 shares of common stock held by Flexpoint Fund, L.P., a private investment fund and (ii) 104,379 shares owned by Flexpoint Management, L.P., the general partner of Flexpoint Fund, L.P. Mr. Begleiter serves as a Managing Principal of Flexpoint Ford, LLC, an affiliate of Flexpoint Fund, L.P. However, Mr. Begleiter does not have voting or dispositive power over the shares held by Flexpoint Fund, L.P. or Flexpoint Management, L.P.
(9)	Includes 3,485 shares of restricted stock that vest within 60 days of April 27, 2016 and are not transferable by Mr. Bossone until they vest, but over which he exercises voting power.
(10)	Includes 2,356 shares of restricted stock that do not vest within 60 days of April 27, 2016 and are not transferable by Mr. Lavine until they vest, but over which he exercises voting power. Excludes 15,000 shares of common stock held by the 2012 Bruce Lavine Irrevocable Trust for which he does not possess any voting or dispositive power.
(11)	Includes 3,485 shares of common stock which are held by Bendigo Ventures, a sole proprietorship over which Mr. Lilien holds voting and dispositive power, that vest within 60 days of April 27, 2016 and are not transferable by Mr. Lilien until they vest, but over which he exercises voting power.
(12)	Includes 3,485 shares of restricted stock that vest within 60 days of April 27, 2016 and are not transferable by Mr. Neuger until they vest, but over which he exercises voting power.
(13)	Includes (i) 29,839 shares of common stock held in a joint account with Mr. Salerno’s spouse with whom he shares voting and dispositive power; (ii) 3,485 shares of restricted stock that vest within 60 days of April 27, 2016 and are not transferable by Mr. Salerno until they vest, but over which he exercises voting power; and (iii) 184,426 shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days from April 27, 2016.
(14)	Includes an aggregate of 294,426 shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 27, 2016 held by the named executive officers and directors included in this group.
(15)

Information reported pursuant to a Schedule 13G/A filed with the SEC on January 11, 2016. The shares indicated in the table are beneficially owned by Wellington in its capacity as parent holding company of certain holding companies and investment advisers and are owned of record by clients of such investment advisers. Wellington has reported that it shares voting power with respect to 11,005,562 shares and that it shares dispositive power with respect to 15,261,998 shares. The business address of Wellington is 280 Congress Street, Boston, MA 02210.
(16)	Information reported pursuant to a Schedule 13G/A filed with the SEC on February 10, 2016. Blackrock, Inc. has filed as a parent holding company or control person on behalf of certain subsidiaries, none of which individually own 5% or more of our outstanding common stock. The business address of Blackrock is 55 East 52nd Street, New York, NY 10022.
(17)	Information reported pursuant to a Schedule 13G filed with the SEC on February 11, 2016. The shares indicated in the table are beneficially owned by Vanguard in its capacity as investment adviser and are owned of record by its clients, except that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, beneficially owns 244,208 shares as a result of its serving as an investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, beneficially owns 13,000 shares as a result of its serving as investment manager of Australian investment offerings. Vanguard reports that it has sole voting power with respect to 251,208 shares and shares voting power with respect to 6,000 shares, and that it has sole dispositive power with respect to 7,929,511 shares and shares dispositive power with respect to 250,208 shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms furnished to us during the most recent fiscal year, we believe that all of our executive officers, directors and ten percent stockholders complied with the applicable filing requirements, except for Steven Begleiter, who filed one Form 4 late relating to the acquisition of 26 shares of our common stock under a dividend reinvestment plan.

Performance Graph

The following graph presents total stockholder returns on an initial investment of $100 in our common stock on December 31, 2010, compared to an equal investment in the Russell 2000 Index and the SNL Asset Manager Index. The SNL Asset Manager Index is a composite of thirty-five publicly traded asset management companies prepared by SNL Financial LC, Charlottesville, VA. The stock price performance on the graph is not necessarily indicative of future price performance.

	Period Ending
Index	12/31/10	12/31/11	12/31/12	12/31/13	12/31/14	12/31/15
WisdomTree Investments, Inc.	100.00	145.78	147.47	426.75	379.65	390.20
Russell 2000	100.00	95.82	111.49	154.78	162.35	155.18
SNL Asset Manager	100.00	86.50	110.97	170.54	179.91	153.43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2013, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors or executive officers or holders of more than 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or material interest other than the transactions described below.

Stockholders’ Agreement

We are a party to an Amended and Restated Stockholder’s Agreement, dated December 21, 2006, between Michael Steinhardt and Jonathan Steinberg. Under this agreement, Mr. Steinberg agreed to give Mr. Steinhardt a right-of-first refusal to purchase any shares he intends to sell if he were to sell any of his shares in a private transaction.

Related Person Transactions Policy and Procedures

In accordance with its written charter, our Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of our Audit Committee is required for all related party transactions. The term “related person transaction” refers to any transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC, except that “related party transactions” do not include compensation or employment arrangements that we disclose in our proxy statement (or, if the related person is an executive officer, that we would disclose if such person was a named executive officer).

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2015 and has discussed these statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Ernst & Young LLP is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young LLP the written disclosures and other communications required under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards No. 16, “Communications with Audit Committees,” including among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management regarding financial accounting and reporting matters and audit procedures.

Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter required by Rule 3526 of the PCAOB. PCAOB Rule 3526 requires independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young LLP their independence from the Company.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the proxy statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.

Members of the Audit Committee

Frank Salerno (Chairperson)	Anthony Bossone	R. Jarrett Lilien

OVERVIEW OF PROPOSALS

This proxy statement contains three proposals requiring stockholder action. Proposal No. 1 requests the election of two directors to the Board. Proposal No. 2 requests the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Proposal No. 3 requests approval of the Company’s 2016 Equity Plan. Each proposal is discussed in more detail below.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Nominating Committee recommended, and the Board of Directors nominated

•	Steven Begleiter, and

•	Win Neuger

as nominees to stand for re-election as Class II directors for a three-year term until the 2019 Annual Meeting and until his successor is duly elected and qualified.

Unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for these nominees, who are all presently directors of WisdomTree. WisdomTree has no reason to believe that any nominee will be unavailable for election at the Annual Meeting. If either of the nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors. The term of office of each person elected as a director will continue until the 2019 annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation or removal.

The section titled “Directors, Executive Officers and Corporate Governance – Directors” commencing on page 6 of this proxy statement contains information about the nominees’ leadership skills and other experiences that caused the Nominating Committee and the Board of Directors to determine that these nominees should serve as directors of WisdomTree.

Required Vote

The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of the Class II director nominees. Broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE ABOVEMENTIONED NOMINEES

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Ernst & Young LLP acted as the Company’s independent registered public accounting firm for the Company for the year ended December 31, 2015. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. A majority of the votes properly cast is required for the approval of the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, and brokers, bankers and other nominees have discretionary voting power on this routine matter. Accordingly, abstentions and broker non-votes will have no effect on the ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accounting Fees and Services

The following table sets forth the fees paid or accrued by us for the audit and other services provided by Ernst & Young LLP during the years ended December 31, 2015 and 2014 (in thousands):

	2015	2014
Audit Fees(1)	$560	$560
Tax Fees	—	—
All Other Fees(2)	51	253

Total Fees	$611	$813

(1)	Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements, quarterly review of financial statements included in the Company’s statutory and regulatory filings, audit of our internal control over financial reporting and for services that are normally provided by independent auditors.
(2)	Fees related to services provided in connection with acquisition related activities.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves each audit and non-audit service rendered by Ernst & Young LLP to the Company, including the fees and terms thereof. The Committee may form and delegate authority to subcommittees of the Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting pursuant to the Audit Committee Charter. In accordance with this policy, the Audit Committee pre-approved all Audit and Audit-Related fees described above before services were rendered.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3

APPROVAL OF THE 2016 EQUITY PLAN

We have long had in effect stock-based incentive plans that have allowed us to grant employees, officers, non-employee directors and other key persons various types of equity-based awards. These programs reflect the Board of Directors’ belief that encouraging stock ownership serves to attract, retain and motivate these individuals by providing a direct financial interest in our continued success. The Board of Directors also believes that equity-based compensation closely aligns employees’ interests with those of our stockholders and provides a strong incentive for plan participants to remain in our service.

On March 31, 2016, the Board of Directors, upon the recommendation of the Compensation Committee, adopted the new 2016 Equity Plan (“2016 Plan”), subject to the approval of the Company’s stockholders. A copy of the 2016 Plan is attached as Appendix A to this proxy statement and is incorporated hereby reference. The following description of the 2016 Plan is qualified in its entirety by reference to Appendix A. We are asking you to approve the 2016 Plan. Approving the 2016 Plan would further the Board’s objectives by allowing the Company to continue to grant long-term equity compensation for approximately five years. In addition, we also are requesting stockholder approval of the material terms of the 2016 Plan, including performance measures and individual award limits, in order to allow awards granted under the 2016 Plan which are intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), to be exempt from the tax deduction limits of Section 162(m) if they meet the other requirements of Section 162(m).

If the 2016 Plan is not approved, the Company does not expect to have sufficient shares available to meet its anticipated long-term equity compensation needs for 2016 under the 2001 Performance Equity Plan (“2001 Plan”) and 2005 Performance Equity Plan (“2005 Plan” and, together with the 2001 Plan, the “Prior Plans”). Prior to approval of the 2016 Plan by stockholders, awards may be made under the 2016 Plan subject to approval of the 2016 Plan by stockholders. Following approval of the 2016 Plan by the stockholders, no further awards will be made under the Prior Plans, but the Prior Plans will continue to govern outstanding awards made thereunder.

If the 2016 Plan is approved by stockholders, we will have 10,000,000 shares of common stock authorized for issuance as equity awards, less one share for every share granted under the Prior Plans after March 31, 2016. The 2016 Plan provides for certain increases and decreases in the number of shares available for grant, as described below under “Shares Subject to the 2016 Plan.” The 10,000,000 shares are inclusive of, and not in addition to, the 410,988 shares of common stock remaining available for future grants under the Prior Plans as of March 31, 2016.

Overview

The 2016 Plan provides us with the flexibility to develop and deliver a long-term equity incentive program that is competitive, attracts and retains key talent, and meets current and evolving compensation practices. Additionally, the 2016 Plan contains key features to protect the interests of our stockholders, which include the following:

•	No “Evergreen”: The maximum number of shares of common stock to be issued under the 2016 Plan is 10,000,000, less one share for every share granted under the Prior Plans after March 31, 2016; there is no annual increase in the number of shares available for issuance under the 2016 Plan.

•

No Liberal Share Recycling of Stock Options or Stock Appreciation Rights: Under the 2016 Plan, shares withheld or delivered to satisfy the exercise price or tax obligations with respect to stock options and stock appreciation rights are not added back to the number of shares available for grant under the 2016 Plan. In addition, upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool and shares of common stock repurchased on the open market are not added to the number of shares reserved under the 2016 Plan.

•	Individual Participant Limits: Limitations apply to the number of stock options, stock appreciation rights and performance-based awards an individual participant may receive in a calendar year under the 2016 Plan.

•	Director Compensation Limit: The value of all equity awards made under the 2016 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year may not exceed $750,000.

•	Minimum Vesting Periods: Minimum vesting periods are generally required for grants of stock options and stock appreciation rights.

•	No Discount Stock Options or Stock Appreciation Rights: The exercise price of stock options and stock appreciation rights must equal at least 100% of the fair market value of the underlying common stock on the date of grant.

•	No “Liberal” Change in Control Definition: The change in control definition in the 2016 Plan is not “liberal” and, for example, would not occur merely upon stockholder approval of a transaction. A change in control must actually occur in order for the change in control provisions in the 2016 Plan to be triggered.

•	No Repricing: Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash or other awards or otherwise.

•	Stockholder Approval Required for All Material Amendments: Any material amendment to the 2016 Plan is subject to approval by our stockholders.

Determination of the Number of Shares Subject to the 2016 Plan

As of March 31, 2016, we had 136,464,143 shares of common stock issued and outstanding. The market value of one share of our common stock on March 31, 2016 on the NASDAQ Global Select Market, as determined by reference to the closing sale price, was $11.43.

In setting and recommending to stockholders the number of shares reserved under the 2016 Plan, the Board considered a number of factors. These factors, among others, included:

•	Equity awards granted under the Prior Plans in the past three years. In 2013, 2014 and 2015, the Company granted 981,810, 623,088 and 886,413 time-based restricted shares, respectively, under the Prior Plans. No other equity-based awards were granted during these periods under the Prior Plans;

•	Equity awards granted under the Prior Plans during the first quarter of 2016. During the quarter ended March 31, 2016, the Company granted an aggregate of 1,386,483 time-based restricted shares under the Prior Plans. These grants reflect bonuses earned in 2015 and paid in 2016. This amount is higher than grants made in 2013-2015 due to an increased number of eligible employees as well as the Company’s record financial performance in 2015 as described in “Compensation Discussion and Analysis.” No other equity-based awards were granted in the first quarter of 2016;

•	Three-Year Average Burn Rate. The Company’s three-year average burn rate (2013-2015) of approximately 1.26% is lower than the ISS industry category burn rate threshold of 6.99%. Burn rate is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average common shares outstanding for that year. In accordance with the policies of certain institutional investors and major proxy advisory firms, our full-value equity awards are subject to a multiplier of 2.0 for purposes of calculating the burn rate;

•	Length of Award Coverage. The 2016 Plan is expected to cover awards for approximately five years based on historical grant practices and the recent trading price of our common stock; and

•	Potential dilution or “overhang”. The Board also considered the potential dilution or “overhang” that would result from adopting the 2016 Plan, including the policies of certain institutional investors and major proxy advisory firms. Total overhang is calculated as all outstanding awards plus remaining shares available for grant, divided by total shares outstanding plus all outstanding awards and remaining shares available for grant.

•	Total overhang under the Prior Plans as of December 31, 2015 was 3.4%. Our overhang as of December 31, 2015, on a pro forma basis assuming that the 10,000,000 share reserve under the 2016 Plan was authorized as of December 31, 2015, would have been 8.6%.

•	The Board also considered total overhang under the Prior Plans as of March 31, 2016, which was 3.0%. The overhang as of March 31, 2016, on a pro forma basis assuming that the 10,000,000 shares reserve under the 2016 Plan was authorized as of March 31, 2016, would have been 9.2%.

The following table sets forth the number of time-based restricted shares granted by the Company in the years ended December 31, 2015, 2014 and 2013. In addition, the table provides the weighted average number of shares of common stock outstanding in the year indicated. No other equity-based awards were granted during these periods.

Fiscal Year	Number of Time-Based Restricted Shares Granted	Weighted Average Number of Shares of Common Stock Outstanding
2015	886,413	137,242,000
2014	623,088	131,770,000
2013	981,810	126,651,000

As of March 31, 2016, the Company had the following equity awards outstanding under the Prior Plans: options to purchase 1,374,622 shares of common stock with a weighted average exercise price of $2.73 and a weighted average remaining term of 3.35 years, and 2,378,900 unvested time-based shares of restricted stock.

Shares Subject to the 2016 Plan

Under the 2016 Plan, there are 10,000,000 shares available for options and awards, subject to the following decreases and increases. The number of shares available under the 2016 Plan will be:

•	reduced by one share for each share subject to an award granted under the Prior Plans after March 31, 2016;

•	increased by any options or awards that are forfeited, cancelled, cash-settled or otherwise terminated;

•	increased by the number of shares underlying awards other than a stock option or stock appreciation right that are tendered or withheld by the Company to satisfy tax withholding requirements; and

•	increased on the same basis as set forth in the preceding two items with respect to awards under the Prior Plans, if such awards were outstanding after March 31, 2016.

In addition,

•	substitute awards, which are awards granted in assumption of, or in substitution or exchange for, awards previously granted by a company that we may acquire or with which we may combine, will not reduce or increase the shares available under the 2016 Plan;

•	shares tendered or withheld to satisfy the exercise price or tax withholding obligations upon exercise of a stock option or stock appreciation right granted under the 2016 Plan or any Prior Plan will not be added to the number of shares reserved under the 2016 Plan; and

•	the 2016 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2016 Plan, to certain limits in the 2016 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Limitations on Grants

•	The maximum award of stock options or stock appreciation rights granted to any one individual may not exceed 2,000,000 shares of common stock (subject to adjustment for stock splits and similar events) in any calendar year period.

•	If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m), then the maximum award may not exceed 2,000,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any calendar year period.

•	If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m), then the maximum award to be paid in cash in any performance cycle may not exceed $20,000,000 in any calendar year period.

•	No more than 10,000,000 shares may be issued in the form of incentive stock options; and

•	Notwithstanding the foregoing limitations, the maximum grant date fair value of all awards granted under the 2016 Plan and all other cash fees paid by the Company to any one non-employee director in any calendar year may not exceed $750,000.

Summary of the 2016 Plan

Plan Administration

The 2016 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2016 Plan. The Compensation Committee may delegate to our CEO the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m), subject to certain limitations and guidelines.

Eligibility

Persons eligible to participate in the 2016 Plan are those full or part-time officers and other employees, non-employee directors and consultants of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. As of March 31, 2016, 197 individuals were eligible to participate in the 2016 Plan, which includes six executive officers, 185 employees who are not executive officers, and six non-employee directors.

Types of Awards

Stock Options. The 2016 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2016 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

The term of each stock option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The 2016 Plan provides that any option intended to be an incentive stock option that is granted to an optionee who owns more than 10% of our common stock must have a term of no more than five years from the date of grant.

The exercise price of each stock option will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of the common stock on the date of grant (110% in the case of an incentive stock option granted an optionee who owns more than 10% of our common stock). The 2016 Plan defines “fair market value” by reference to market quotations of our common stock on the NASDAQ Global Select Market on the date of grant.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are not then subject to any restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2016 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized below) and/or continued employment through a specified restricted period.

Other than regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute, we will retain custody of all distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a shareholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute on the restricted stock and the right to vote the shares.

Restricted Stock Units. The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized below) and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock which are free from any restrictions under the 2016 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Performance Share Awards. The Compensation Committee may grant performance share awards which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals and such other conditions as the Compensation Committee shall determine.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award subject to performance vesting may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award. Dividend equivalent rights may not be granted with respect to any stock options or stock appreciation rights.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the 2016 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized below).

Minimum Vesting Condition for Stock Options and Stock Appreciation Rights

Other than in the case of death, disability or a change in control, including a sale event (as defined in the 2016 Plan), participants who are granted stock options and stock appreciation rights will be required to continue to provide services to the Company or an affiliate for not less than one year following the date of grant in order for such stock options and stock appreciation rights to fully or partially vest or be exercisable. Notwithstanding this requirement, up to 5% of the available shares of common stock authorized for issuance under the 2016 Plan may provide for partial or full vesting of stock options and stock appreciation rights in less than one year.

Prohibition on Repricing

Other than as permitted under the 2016 Plan to appropriately reflect changes in our capital structure or in connection with a change in control, without stockholder approval, the Compensation Committee is prohibited from reducing the exercise price of outstanding options or stock appreciation rights, cancelling underwater stock options or stock appreciation rights (i.e., when the exercise price exceeds the fair market value) in exchange for cash or other awards, or taking any action with respect to a stock option or stock appreciation right that would be treated as a repricing under NASDAQ rules.

Change in Control Provisions

The 2016 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2016 Plan, all awards under the 2016 Plan will automatically terminate, unless the parties to the sale event agree that such awards will be assumed, continued or substituted by the successor entity. Notwithstanding the foregoing, and except as otherwise provided by the Compensation Committee in the award agreement, the Compensation Committee, in its discretion, may (i) determine to accelerate the vesting of all outstanding awards with time-based vesting, conditions and restrictions immediately prior to their termination, (ii) determine to accelerate the vesting of all awards with conditions and restrictions relating to the attainment of performance goals immediately prior to their termination or to the extent specified in the relevant award certificate and/or (iii) make or provide for the payment, in cash or in kind, to grantees holding awards in an amount equal to the value of the awards (as determined in the sole discretion of the Compensation Committee).

Equitable Adjustments

The 2016 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2016 Plan, to certain limits in the 2016 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Clawback Policy

Awards under the 2016 Plan will be subject to any clawback policy that the Company may have in effect from time to time.

Tax Withholding

Participants in the 2016 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding (or if permitted by the Company, such higher tax withholding as will not result in liability classification of the Awards under the accounting rules under FASB Accounting Standard Codification Topic 718 and is permitted under applicable IRS withholding rules) obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting of such award. The Compensation Committee may also require awards to be subject to mandatory share withholding up to the required withholding amount.

Amendments and Termination

The Board may at any time amend or discontinue the 2016 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under NASDAQ rules, any amendments that materially change the terms of the 2016 Plan will be subject to stockholder approval. Amendments also are subject to stockholder approval if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2016 Plan qualifies as performance-based compensation under Section 162(m).

Effective Date

The Board approved the 2016 Plan on March 31, 2016, and the 2016 Plan will become effective on the date it is approved by stockholders. Awards of incentive options may be granted under the 2016 Plan until March 31, 2026. No other awards may be granted under the 2016 Plan after the date that is 10 years from the date of stockholder approval. If the 2016 Plan is not approved by stockholders, the Prior Plans will continue in effect until they expire, and awards may be granted thereunder, in accordance with their terms.

Qualified Performance-Based Compensation under Section 162(m)

Stockholder approval of the 2016 Plan will be deemed to constitute approval of the material terms of performance-based compensation under the 2016 Plan for purposes of Section 162(m). In general, Section 162(m) places a limit on the deductibility for U.S. federal income tax purposes of the compensation paid to a company’s chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limit. One of the requirements of “performance-based” compensation under Section 162(m) is that the material terms of the performance-based compensation and the performance criteria under which such compensation may be paid be disclosed to and approved by stockholders every five years.

The 2016 Plan will supplement our 2014 Annual Incentive Compensation Plan, which also allows us to make cash awards that may satisfy the requirements of Section 162(m).

Performance Goals

If the Compensation Committee intends restricted stock awards, restricted stock units, performance share awards or cash-based awards under the 2016 Plan to qualify as “performance-based” compensation under Section 162(m), the Compensation Committee must establish performance goals for the applicable performance period no later than 90 days after the performance period begins (or by such other date as may be required under Section 162(m)).

Such performance goals must be based on one or more of the following criteria set forth under the 2016 Plan:

•	net sales;

•	net inflows of assets under management;

•	assets under management;

•	revenue;

•	revenue growth or product revenue growth;

•	operating income (before or after taxes);

•	pre - or after-tax income or loss (before or after allocation or accrual of corporate overhead and bonus);

•	earnings or loss per share;

•	net income or loss (before or after taxes);

•	return on equity;

•	total stockholder return;

•	return on assets or net assets;

•	appreciation in and/or maintenance of the price of our common stock or any of our other publicly-traded securities;

•	gross profits;

•	earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization);

•	economic value-added models or equivalent metrics;

•	comparisons with various stock market indices;

•	reductions in costs;

•	cash flow or cash flow per share (before or after dividends);

•	return on capital (including return on total capital or return on invested capital);

•	cash flow return on investment;

•	improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable;

•	operating margin;

•	gross margin;

•	pre-tax margin;

•	year-end cash;

•	cash margin;

•	debt reduction;

•	stockholders’ equity;

•	operating efficiencies;

•	market share;

•	market share of net inflows of asset under management;

•	customer satisfaction;

•	customer growth;

•	employee satisfaction;

•	regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents);

•	strategic partnerships or transactions;

•	financial ratios, including those measuring liquidity, activity, profitability or leverage;

•	cost of capital or assets under management;

•	financing and other capital raising transactions (including sales of the Company’s equity or debt securities);

•	factoring transactions;

•	sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally or through partnering transactions;

•	implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects;

•	production volume levels;

•	opening of new markets for Company products, whether in a particular jurisdiction or territory or globally;

•	implementation, completion or attainment of measurable objectives with respect to Company operations in different geographical markets;

•	acquisitions and divestitures;

•	factoring transactions; and

•	recruiting and maintaining personnel.

The performance criteria is applicable to the organizational level specified by the Compensation Committee, including the Company or a unit, division, group or subsidiary, and may be measured in absolute terms, as compared to any incremental increase or as compared to results of a peer group. Any performance goals that are financial metrics may be determined in accordance with Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

When the Compensation Committee determines whether a performance goal has been satisfied for any period, the Compensation Committee may include or exclude unusual, infrequently occurring or non-recurring charges, asset write downs or impairments, litigation or claim judgments or settlements, the effect of changes in tax law, accounting principles or other laws or provisions affecting reporting results, accruals for reorganizations and restructuring programs, and any item of an unusual nature or of a type that indicates infrequency of occurrence, or both.

New Plan Benefits

Because the grant of awards under the 2016 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2016 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2016 Plan, the following table provides information concerning the restricted stock awards that were received by the following persons and groups during 2015: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group. No equity-based awards other than restricted stock awards were granted during 2015.

	Restricted Stock
Name and Position	Dollar Value ($)(1)	Number (#)
Jonathan Steinberg, President and Chief Executive Officer	1,979,983	112,627
Gregory Barton, Chief Operating Officer	824,994	46,928
Kurt MacAlpine, Chief Distribution Officer	999,984	44,742
Amit Muni, Chief Financial Officer	741,999	42,207
Luciano Siracusano, Chief Investment Strategist	749,998	42,662
Peter M. Ziemba, Chief Legal Officer	741,999	42,207
All current executive officers, as a group (6 individuals)	6,038,957	331,373
All current directors who are not executive officers, as a group (6 individuals)(2)	479,886	20,910
All current employees who are not executive officers, as a group(3)	10,965,200	534,130

(1)	Calculated based on the closing price of our common stock on the date of issuance.
(2)	Represents annual award of $80,000 of shares of common stock granted at the meeting of the Board of Directors immediately following the 2015 Annual Meeting of Stockholders to all non-employee directors serving on that date. Beginning with this Annual Meeting, the value of the award will be increased from $80,000 to $100,000 on the date of grant based on the closing price of our common stock on the date of grant.
(3)	Represents 120 employees who received restricted stock awards during 2015. As of March 31, 2016, there were 185 employees who are not executive officers and eligible to receive awards under the 2016 Plan.

Federal Tax Consequences Under the 2016 Plan

The following is a summary of the principal federal income tax consequences of certain transactions under the 2016 Plan. It does not describe all federal tax consequences under the 2016 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. However, the exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the post-termination exercise period limits described above not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, the appreciation or depreciation between the date of exercise and the date of disposition is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with other award under the 2016 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20 percent federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m), the Company’s deduction for certain awards under the 2016 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m)). The 2016 Plan is structured to allow certain awards to qualify as performance-based compensation.

Required Vote

The affirmative vote of a majority of votes cast on this proposal is required for the approval of the 2016 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPANY’S 2016 EQUITY PLAN

Equity Compensation Plan Information

The table below sets forth information with respect to shares of common stock that may be issued under the Company’s equity compensation plans as of December 31, 2015. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,444,597	(1)	$2.65	1,165,606
Equity compensation plans not approved by security holders	100,000	(2)	$2.26	631,865	(3)

Total	1,544,597		$2.62	1,797,471

(1)	Represents shares issuable upon exercise of outstanding options that were issued pursuant to the 2005 Plan.
(2)	Represents currently exercisable, ten-year, non-plan options granted to one employee in January and February 2010 to purchase an aggregate of 100,000 shares of common stock at exercise prices of $2.25 and $2.26 per share (the closing sale price of our common stock on the dates of grant). These non-plan options are similar to options granted under our equity compensation plans and were granted outside of these plans when insufficient shares were available for grant under our plans.
(3)	Represents shares available for issuance under the 2001 Plan.

As of March 31, 2016, the Company had the following equity awards outstanding under the Prior Plans: options to purchase 1,374,622 shares of common stock with a weighted average exercise price of $2.73 and a weighted average remaining term of 3.35 years, and 2,378,900 unvested time-based shares of restricted stock.

The number of shares of our common stock that may be issued with respect to awards granted under the 2016 Plan on or after March 31, 2016 is 10,000,000, subject to decrease and increase as described above under “Shares Subject to the 2016 Plan.” The 10,000,000 shares are inclusive of, and not incremental to, the 410,988 shares of common stock remaining available for future grants under the Prior Plans as of March 31, 2016. Upon the adoption of the 2016 Plan by stockholders, options and awards may no longer be granted under the Prior Plans.

APPENDIX A

WISDOMTREE INVESTMENTS, INC.

2016 EQUITY PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the WisdomTree Investments, Inc. 2016 Equity Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of WisdomTree Investments, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Cause” means the termination of employment of a grantee of an Award by the Company for a reason defined by the Administrator as being for cause for purposes of this Plan. Notwithstanding the forgoing, if a grantee of an Award is a party to a written agreement embodying the material terms of his or her employment by the Company and “cause” has been defined thereunder, the definition of “cause” contained in such written agreement shall control.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Disability” means physical or mental impairment as determined under procedures established by the Administrator for purposes of the Plan. Notwithstanding the forgoing, if a grantee of an Award is a party to a written agreement embodying the material terms of his or her employment by the Company and “disability” has been defined thereunder, the definition of “disability” contained in such written agreement shall control.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement from active employment with the Company on or after such age which may be designated by the Administrator as “retirement age” for any particular grantee of an Award. If no age is designated, it shall be 62.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: net sales; net inflows of assets under management; assets under management; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation or accrual of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Stock or any other publicly-traded securities of the Company; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; pre-tax margin; year-

end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share, market share of net inflows of asset under management; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents); strategic partnerships or transactions; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities); factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels; opening of new markets for Company products, whether in a particular jurisdiction or territory or globally; implementation, completion or attainment of measurable objectives with respect to Company operations in different geographical markets; acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Any Performance Criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The Committee may appropriately adjust any evaluation performance under a Performance Criterion to include or exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, and (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including those described in the Financial Accounting Standards Board’s authoritative guidance, footnotes to the Company’s financial statements and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s reports on Form 10-K, 10-Q or 8-K for the applicable year.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals.

“Prior Plans” shall mean, collectively, the Company’s 2001 Performance Equity Plan and 2005 Performance Equity Plan, each as amended from time to time.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean the consummation of (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Substitute Awards” shall mean Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award, including in circumstances involving the grantee’s death, Disability, Normal Retirement or termination of employment, or, as provided in Section 3(g), a change in control (including a Sale Event);

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

(g) Minimum Vesting Condition. Participants who are granted Stock Options and Stock Appreciation Rights, will be required to continue to provide services to the Company (or an affiliate) for not less than one year following the date of grant in order for any such Stock Options and Stock Appreciation Rights to fully or partially vest or be exercisable (other than in case of death, Disability or a change in control (including a Sale Event)). Notwithstanding the foregoing, up to five percent (5%) of the available shares of Stock authorized for issuance under the Plan pursuant to Section 3(a) may provide for vesting of Stock Options and Stock Appreciation Rights, partially or in full, in less than one-year.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. Subject to adjustment as provided in this Section 3, the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 10,000,000 shares less one (1) share for every one (1) share subject to an award granted under any Prior Plan after March 31, 2016. After the Effective Date of the Plan, no awards may be granted under any Prior Plan.

(b) For purposes of the foregoing limitation, the shares of Stock underlying any Awards, or any Prior Plan awards that are outstanding after March 31, 2016, that are forfeited, canceled, cash-settled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event that withholding tax liabilities arising from an Award other than a Stock Option or Stock Appreciation Right or, after March 31, 2016, an award other than a stock option or stock appreciation right under any Prior Plan, are satisfied by the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, the Stock so tendered or withheld shall be added to the shares of Stock available for Awards under the Plan. Notwithstanding anything to the contrary, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or withheld upon exercise of an Option or Stock Appreciation Right to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 2,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period, and no more than 10,000,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock, treasury Stock or shares of Stock reacquired by the Company.

(c) Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan, nor shall shares subject to a Substitute Award be added to the shares of Stock available for Awards under the Plan as provided in Section 3 (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided in Section 3 (b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.

(d) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards granted under this Plan and all other cash fees paid by the Company to any Non-Employee Director in any calendar year shall not exceed $750,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision.

(e) Effect of Awards. The grant of any full value Award, an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of one share of Stock for each such share of Stock actually subject to the Award. Any permitted addbacks under Section 3(b) for (i) forfeitures, cancellations, cash-settlement or other terminations (other than by exercise) of such Awards and Prior Plan awards and (ii) shares of Stock tendered or withheld for taxes on Awards (other than Options and Stock Appreciation Rights) and Prior Plan awards (other than options and stock appreciation rights) shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.

(f) Changes in Stock. Subject to Section 3(g) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(g) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. Notwithstanding the foregoing and except as may be otherwise provided in the relevant Award Certificate, the Administrator, in its discretion, (i) may determine to accelerate the vesting of all outstanding Awards with time-based vesting, conditions or restrictions immediately prior to their termination as of the effective time of the Sale Event; (ii) may determine to accelerate the vesting of all Awards with conditions and restrictions relating to the attainment of performance goals immediately prior to their termination upon the effective time of the Sale Event or to the extent specified in the relevant Award Certificate; and/or (iii) make or provide for a payment, in cash or in kind, to the grantees holding Awards in an amount equal to value of the Awards (as determined in the sole discretion of the Administrator).

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. Other than in connection with Substitute Awards, the exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a Stock Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement (unless doing so would be impermissible under Section 409A).

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(g) Termination by Reason of Death. If an optionee’s employment by the Company terminates by reason of death, any Stock Option held by such optionee, unless otherwise determined by the Administrator and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other greater or lesser period as the Administrator may specify in the Option Award Certificate) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h) Termination by Reason of Disability. If an optionee’s employment by the Company terminates by reason of Disability, any Stock Option held by such optionee, unless otherwise determined by the Administrator and set forth in the Option Award Certificate, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the optionee for a period of one year (or such other greater or lesser period as the Administrator may specify in the Option Award Certificate) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i) Other Termination. Unless otherwise determined by the Administrator and set forth in the Option Award Certificate, if an optionee’s employment or retention by, or association with, the Company terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder’s employment is terminated by the Company without Cause or due to Normal Retirement, then the portion of such Stock Option that has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option’s term.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. Other than in connection with Substitute Awards, the exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. Notwithstanding the preceding sentence, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement (unless doing so would be impermissible under Section 409A). The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7.	RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Shares and to exercise all other rights, powers and privileges of a holder of Stock with respect to such Restricted Shares; provided that, other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock Award (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock Award) until such time, if ever, as the Restricted Stock Award with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested (or, if the Restricted Stock Award is tied to the attainment of performance goals, such performance goals have been met) and with respect to which the applicable restriction period shall have expired. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been forfeited.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8.	RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards only may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.	PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. The Administrator may grant Performance Share Awards under the Plan. A Performance Share Award is an Award entitling the grantee to receive shares of Stock upon the attainment of performance goals. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the performance goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards. The Administrator may grant one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award.

(d) Maximum Award. The maximum Performance-Based Award that may be granted in a calendar year to any one Covered Employee under the Plan is 2,000,000 shares of Stock (subject to adjustment as provided in Section 3(f) hereof) or $20,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13.	DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. Notwithstanding anything to the contrary, no Dividend Equivalent Rights shall be granted with respect to any Stock Options or Stock Appreciation Rights.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.	TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15.	TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding (or, if permitted by the Company, such higher tax withholding as will not result in liability classification of the Awards under ASC 718 or a successor provision and is permitted under applicable IRS withholding rules) obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION 16.	SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.	TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Employment. If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(f) or 3(g), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights, cancel underwater Stock Options or Stock Appreciation Rights (i.e., when the exercise price exceeds the Fair Market Value) in exchange for cash or other Awards or take any other action with respect to a Stock Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(f) or 3(g).

SECTION 19.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.	GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Except as otherwise provided in this Plan or an Award Certificate, until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 21.	TERM OF PLAN

(a) Effective Date. This Plan was approved by the Board on March 31, 2016 and will become effective upon approval by the Company’s stockholders (the “Effective Date”). No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan was approved by the Board.

(b) Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding.

SECTION 22.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of New York, applied without regard to conflict of law principles; provided, however, that all matters relating to or involving corporate law shall be governed by the laws of the State of Delaware.

    WISDOMTREE INVESTMENTS, INC.

    ATTN: PETER ZIEMBA - CHIEF LEGAL OFFICER

    245 PARK AVENUE

    35TH FLOOR

    NEW YORK, NY 10167

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E09348-P78134	KEEP THIS PORTION FOR YOUR RECORDS

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WISDOMTREE INVESTMENTS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		☐	☐	☐
Nominees:
	01)	Steven Begleiter
	02)	Win Neuger

		For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

3.	Approve the Company’s 2016 Equity Plan.	☐	☐	☐

NOTE:	Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

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E09349-P78134

WISDOMTREE INVESTMENTS, INC.

Annual Meeting of Stockholders

June 20, 2016 at 11:00 AM, EDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Peter Ziemba and Amit Muni, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WISDOMTREE INVESTMENTS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on June 20, 2016, via live webcast at www.virtualshareholdermeeting.com/wisdomtree16, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side